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Notice of 2024 Annual Meeting of Stockholders & Proxy StatementIntuit Dome United States

Our Purpose Delivering a Better World Our Vision We believe infrastructure creates opportunity for everyone— uplifting communities, improving access and sustaining our planet. By bringing together the best people, ideas and technical expertise, we partner with clients to turn their ambitions into action, and we embrace our core values—Deliver, Collaborate, Innovate, Sustain, Thrive and Safeguard—in everything we do.

Our Values We grow our business through relentless client focus, operational excellence and exceptional project execution. Deliver Collaborate Innovate We connect unrivaled expertise from around the world to anticipate and solve our clients’ most pressing challenges. We think without limits and embrace new ideas, shaping digital solutions to help clients address current and future challenges. Sustain Thrive Safeguard We take action to make a positive impact on the planet, enrich the communities we touch and build legacies for future generations. We build diverse teams, create an inclusive workplace and provide opportunities where each one of our people can reach their full potential. We operate ethically and with integrity, while prioritizing

In fiscal 2023, we celebrated anothermonumental year. Across each of ourstrategic and financial objectives, wemet or exceeded our target metrics.Our revenue growth continued toaccelerate, our design backlogachieved record levels, our win ratesare at or near all-time highs, and ourposition in the marketplace has neverbeen stronger.We owe this success to our incredible teams who are committed toproviding the best service to our clients and realizing our purposeof delivering a better world. As we continue to lead the industry,we recognize that our people are our most valuable asset. Theirtechnical expertise, agility, and teamwork set us apart and driveour innovation. And more importantly, we continue to look after ourcolleagues with safety performance that leads our industry.By honoring our commitments and through effectivecollaboration, we are successfully expanding our long-termcompetitive advantage and positioning AECOM as the best placefor our people in the industry.With our teams thinking and acting globally more than ever before,we achieved numerous milestones throughout the year, including:• By concentrating our capital and technical expertise on our fastestgrowingmarkets worldwide, we have attained a high win rate onthe most profitable opportunities. Our design business achievedrecord wins, and with a record backlog, we are poised for furthergrowth. By generating strong and consistent cash flow, we areable to invest in our workforce continuously, while also investing tocreate shareholder value.• Through the execution of our Think and Act Globally strategy,we brought the full power of our company to our pursuits andwon positions on some of the world’s most complex programs.Notable wins during the year included the Brent Spence BridgeCorridor project in the U.S., the Pure Water Southern Californiaprogram, multiple environmental contracts supporting the U.S.Navy, the Chemours green hydrogen facility expansion in France,transformative projects with NEOM in Saudi Arabia, the Tsing Yi–Lantau Link in Hong Kong, and Western Harbour Tunnel in Australia.In each of these marquee projects, our expanded addressablemarket in program management and advisory is providing a criticaladvantage.• We further invested in technical excellence and professionaldevelopment through award-winning learning programs andenhanced Career Paths resources. We are committed tosustaining this momentum in the upcoming year, includingthrough the launch of our latest Global Technical Academiescourses. Our own best-in-class experts develop these coursesand help ensure we continue to deliver the greatest possibleoutcomes for our clients around the world.• In an increasingly digital world, we advanced digital deliverythrough automated and computational design, deploying newproducts like Program Management’s Program Advance andexpanding our rapidly growing digital consulting business. Similarly,we enhanced global collaboration with our Enterprise Capabilitiesteams, expanding our capability to deliver more efficiently. Wewill continue to advance our digital strategy, aiming to create atruly differentiated client experience by leveraging products likePlanEngage™ and implementing our most advanced digital toolsand methods through Enterprise Capabilities.• We also took bold steps to embed sustainability and resilienceinto our work, establishing an industry-leading profile. Our ESGadvisory practice grew at a double-digit pace, with wins includinga sustainability component increasing nearly 300%. We solidifiedour position as the leader in helping our clients to decarbonize,transition to renewable and sustainable energy sources, enhancewater security, and invest in nature and biodiversity. Furthermore

I’m proud of the positive societal impact we made for thecommunities we serve. Internally, we achieved our near-term 20%gender diversity target for our leadership team and continued toprogress against our regional diversity targets while fostering anenvironment where all voices are respected and valued.• Refl ecting our focus on value creation, we allocated approximately$475 million of capital to shareholders through our quarterlydividend and share repurchase programs. In addition, we increasedour quarterly dividend by 22% in November, marking the secondyear of annual dividend increases of more than 20%, and increasedour share repurchase authorization to $1 billion. Our commitmentto value creation was further refl ected in our long-term fi nancialgrowth outlook we unveiled in December, which includes anexpectation for strong organic NSR growth, further marginexpansion, double-digit per share earnings growth, and continuedstrong free cash fl ow.As we look ahead, the strength of our company’s foundation isunparalleled—and with demand at unprecedented levels, theopportunities in our markets remain equally strong. With the besttechnical consultants in the industry, an aligned culture focusedon global collaboration, and our investments in the highestreturningmarkets, I remain confident the best days for AECOMare ahead of
us.We appreciate your continued support and look forward to anothersuccessful year.Troy RuddChief Executive Offi cerI am incredibly proud ofwhere our organization standstoday. Our consistently strongperformance is expanding ourcompetitive advantage and thelong-term earnings power of thebusiness to deliver growth intothe future.—Troy Rudd2024

Think and ActGlobally Strategy We are at our best when we think and act globally. Launched in 2020, our strategy comprises four pillars that have positioned us for continued growth. Through developing our teams’ technical expertise, deepening our client relationships, transforming the way we work through technology anddigital platforms, and enhancing our position as a leading infrastructure and sustainability consulting company, the execution of our strategy is setting new standards for excellence in our industry.

Investing InOur PeopleWe are making AECOM the best placeto be in our industry—a place where youare welcomed, trusted, and empoweredto solve our clients’ most complexchallenges.DeliveringSustainableLegaciesWe are leading the change toward a moresustainable, resilient, and equitable futurethrough our own operational commitmentsand by helping our clients.Extending ClientRelationshipsWe are expanding our addressablemarket through our ProgramManagement global business line andadvisory expertise while focusingour technical experts on our highestreturning markets to deliver long-termprofitable growth.TransformingHow We WorkWe are deploying world-class technologyand digital innovations to deliver our worksignifi cantly faster and with even greateraccuracy, which improves the clientexperience and creates more fl exible waysof working.

AECOM is home to the industry's best technicalminds—approximately 52,000 technicaland business professionals who thrive in anenvironment that supports their learning andgrowth, encourages innovation, and celebratesgreat project and client outcomes.Our ability to deliver excellence and a high level of service to ourclients requires attracting and retaining the industry’s best talentand advancing our equity, diversity and inclusion objectives.We’ve made significant investments to support the learningand development of our people so they can build their skills andrewarding careers with us, provide competitive pay and benefits sothey can make the best choices for themselves and their families,and are building a culture of flexibility, trust, and performance sothey can be at their best.Delivering excellencethrough technical expertiseMarket trends, client needs, and delivery approaches are alwaysevolving, and clients depend on our strategic insight and advisorycapabilities—in addition to our technical expertise—to addresstheir challenges. To ensure our teams are project-ready, wecontinue to make investments in technical learning and professionaldevelopment programs that build and enhance technical skills,future-proof careers, help us exceed client expectations, andensure we stay ahead of industry trends.Building technical skills in AECOM’s Global TechnicalAcademiesAll employees are offered access to our proprietary GlobalTechnical Academies. With course content developed by our ownsubject matter experts, these academies provide our people withhigh-quality structured learning and development opportunitiesthat build knowledge and networks, extend technical skills, andfoster our culture of technical excellence and quality.· Buildings + Places Academy· Environment Academy· Global Program Management Academy· Sustainable Legacies Academy· Transportation Academy· Water AcademyBroadening the horizonsof our Technical PracticeNetworkThese development programs complement our global TechnicalPractice Network, the entry point to a world of technical experts,training, standards, templates, and other resources that connectour people and capabilities across regions and business linesvia 81 Technical Practice Groups, Tool Channels, and otherFunctional Groups.Throughout 2023, we commenced a process to better align ourTechnical Practice Groups with areas of business growth andlaunched consolidated, digital-focused groups supporting BuildingInformation Modeling, Data Science, and GIS.The vast majority of our people across all business lines and regionshave joined at least one Technical Practice Group, complementingadditional self-directed, personalized learning available via LinkedInLearning, Autodes, and Bentley through AECOM University and ourGlobal Technical Academies.

Scaling our professional development programsLeadership at All Levels is our full range of professionaldevelopment programs, offering both regional and globalexperiences. Designed to cultivate innovative thinkers, supportivemanagers, and effective leaders, the programs develop the skillsour employees need—tailored to each career level—to haveleadership skills and capabilities no matter where they are in theircareer journey.CEO Circle, our best-in-class learning experience designed forAECOM’s top strategic, operational, and technical leaders, wasrecognized with a gold medal for Best Advance in LeadershipDevelopment as part of the Brandon Hall Group’s HCM ExcellenceAwards. Participants in this program are selected to take part in ayearlong learning experience that includes in-person and virtualworkshops and coaching. Through CEO Circle, we are developingthe next generation of AECOM’s executive leadership.Leadership at all Levels Professional development programs that supportemployees throughout their careersA global program designed toprogress employees into trustedadvisors and develop anenterprise mindset.A global program focused onbuilding strategic, well-roundedleaders with a global perspectivefor all career paths.Early CareerRegional career development programsthat help participants establish corefoundations of knowledge and keybusiness learnings to launch theircareers at AECOM.A series of programs and courses thatthe balance between delivering greatwork and supporting their teams.A premier learningexperience for the strongestdrivers of our business andclient development thatfeatures the Center forCreative Leadership as alearning partner.An award-winningexecutive leadershipdevelopment programdesigned to deliver a bestin-class learning experiencefor the next generation ofexecutives. Features WhartonExecutive Education as alearning partner.

Creating a culture of flexibility,trust, performance, and well-beingFreedom to Grow is our work-life balance framework designedto support the balance and flexibility our people need to thriveand deliver their best for their team and clients. Employees andmanagers work together to evaluate work schedules and locationsto align on a flexible work arrangement that prioritizes workresponsibilities while supporting individual needs and includes atleast three days a week, or 60% of their schedule, working from anAECOM office or client site.Eligible employees in the U.S. and Canada also enjoy our FlexibleTime Off policy, which eliminates vacation accrual limitations,ensuring our people can take time off to support their needs andwell-being and be their best when at work.Flexibility at AECOM goes far beyond just when and where we work.We consider our holistic experience, respecting diversity in work,communication and thinking styles, and what makes each of ouremployees unique.This includes our culture of well-being, which helps safeguard ourpeople, clients, and communities. By being well, we bring our bestselves to everything we do personally and professionally. We arefocused on six pillars of well-being: emotional, financial, intellectual,physical, social, and for the planet.This year, in support of emotional well-being, we introduced a newglobal
Mental Health Allies network—dedicated AECOM colleagueswho are equipped with the language, tools, and knowledge to speakone-on-one with those who are facing a mental health challengeand connect them to resources that can help. Global Mental HealthAllies are specially trained by a Certified Mental Health First Aidinstructor to understand the signs and symptoms of mental healthchallenges and be w

Fostering a welcoming andrespectful environmentWe are advancingeff orts globally infour key areas:Building diverse talentEnsuring, through our recruitmenteff orts, that our teams refl ect thediversity of the communities we servewith a focus on building leadershipaccountability, and partneringwith nonprofi t organizations anduniversities to build the talent pipelinefor the future.Expanding understandingExpanding understanding andempathy among employees throughemployee resource groups, ED&Ievents and celebrations, unconsciousbias training, and family-friendlybenefi t policies.Thinking without limitsThinking without limits by prioritizingsocial equity and impact in everyproject we pursue and in everyinnovative solution we deliver.Enriching communitiesEnriching communities through probono work, volunteerism, philanthropy,and strategic partnerships.Enterprisewide awards received by AECOM led by assessmentsand submissions in the Americas region include: the top score onthe Human Rights Campaign Foundation’s assessment of LGBTQ+workplace equality for the sixth consecutive year, the 2024Military Friendly Employer Friend award by Viqtory, and the 2024Diamond Award for Diversity, Equity, Inclusion, and Belonging by theAmerican Council of Engineering Companies of Pennsylvania.In Europe and India, we received our Silver level diversity andinclusion accreditation with The Clear Company, after our fi rstBronze designation received just last year. The Clear Company is arecognized Inclusion Standard that provides clarity and directionto continually improve our inclusive and fair work practices. Atthe Employers Network for Equality & Inclusion (enei) InclusivityExcellence Awards, AECOM won the Inclusive Culture Award andInfl uencer of the Year. The awards showcase organizations and theirachievements in promoting and progressing workplace diversity,equality, inclusion, and belonging.Accolades received in Asia include the Inclusive EnterpriseGold Award from Dream Come True Foundation in Hong Kong, inrecognition of companies employing young people with specialeducational needs and providing them with meaningful careerprospects. AECOM Hong Kong is also a key partner in the Inclusive100 initiative launched by the Dialogue in the Dark (HK) Foundation,which aims to promote inclusive workplaces that value people withvarying abilities.In Australia and New Zealand, weattained Bronze Tier Status from theAustralian Workplace Equality Index(AWEI), a national benchmark onLGBTQ+ workplace inclusion. AWEI comprises the largest and onlynational employee survey designed to gauge the overall impact ofinclusion initiatives on organizational culture as well as identifyingand nonidentifying employees. The Index drives best practicesin Australia and sets a comparative benchmark for Australianemployers across all sectors.2024 Proxy

Cultivating community and connectionOur Pride ERG does incredible work to develop tools andresources to educate and ensure the visibility of LGBTQ+ groupsand allies. This year for Pride Month in June, our Pride ERGchapters collaborated to create a one-of-a-kind, unifying eventthat truly represented how we Think and Act Globally. 24 hoursof Pride was a global event that consisted of informative andinteractive programming spanning across the Americas, Asia,Europe and India, and Australia and New Zealand. The wideranginglist of events included everything from trivia and DJ setsto insightful panels with LGBTQ+ colleagues and speakers tosessions for parents of LGBTQ+ children. It was an opportunityfor our employees to share stories, resources, and demonstrateallyship.We continue to encourage and support bonding and communitywithin AECOM. Employee resource groups (ERGs) help strengthenthe connections between us and the communities we serve. Theyprovide rich opportunities for the exchange of ideas and powerfuldialogue, professional networking and development, talentattraction, and philanthropic impact.In 2023, we launched two new global ERGs. Beyond Abilities, acommunity for the disabled, neurodiverse, and caregivers in theAmericas, and Europe, and India, that aims to foster a collaborativeand inclusive environment to support people of all abilities, so theyare empowered to succeed at AECOM. Connect, a community forour early career professionals spanning the Americas, Europeand India, and Australia and New Zealand, that strives to cultivatean environment where insights from all levels of expertise can beconsidered. Our ERGs lead many cultural activities to help raiseawareness and understanding of what makes us unique and providean important platform and connection for our people.

Celebrating, attracting, andretaining women in our industryOne of our key commitments to improve social outcomes across ourwork is to ensure our teams reflect the diversity of the clients andcommunities we serve. We continue to make progress on genderdiversity targets, including the achievement of our 20% target forwomen in leadership roles, while continuing to progress against our35% target for our overall workforce.To celebrate the women in our industry, we take part in InternationalWomen’s Day in March and International Day of Women inEngineering in June on a global scale. Our women colleagues arerecognized throughout the year, but we set these moments apart byshowcasing the incredible contributions made by our colleagues andthe career possibilities that are available here.

Over the past year, we have continued to take great strides toward ourambitions. We have continued to reduce our emissions footprint, particularlywithin our supply chain, that constitutes the majority of emissions. We alsocontinued to advance our ESG Advisory offering with our clients, includinga more than fourfold increase in the revenue generated from projects thatinclude an ESG-embedded service. In the year, we also achieved our near-termtarget of at least 20% women comprising our leadership, reflecting furtherprogress on our social value priorities.We have furthered our own carbon emissions goals by achievingoperational net zero beginning in fiscal 2021 while also committing toreach science-based net zero carbon emissions by 2040.Achieve net zerocarbon emissionsby 2040We believe diversity and inclusion enable better outcomes for clients, adeeper understanding of community challenges, and more innovativesolutions that propel the industry forward. As part of this pledge, wehave set an industry-leading, near-term target of women comprisingat least 20% of senior leadership roles and at least 35% of the overallworkforce. In addition, we have implemented new required unconsciousbias training and set specific targets within each of our regions toadvance our equity, diversity, and inclusion goals.Improve socialoutcomesWe introduced
ScopeX™, a first-of-its-kind approach with the goal ofsubstantially reducing carbon impact on major projects. We will alsoembed net zero, resilience, and social value targets into our clientaccount management program.Embed sustainabledevelopment andresilience acrossour workTo better assess ESG risk factors in potential projects, we havedeployed an enterprise framework supported by leadershipaccountability and advocacy through the audit of specific ESGtargets and metrics on an annual basis.

Furthered ourcommitment tobiodiversity andnatureWe recognize that our focuson the environment cannotjust be limited to carbonemissions—we must beevaluating the impact of ouroperations and our clientwork on biodiversity andnature more holistically. Thatis why during fi scal 2023 weformalized a biodiversitystatement that has beensigned by our CEO, Troy Rudd,and includes commitmentsto support the GlobalBiodiversity Framework ofreversing nature loss by 2030.Furthermore, refl ecting ourcommitment to sustainabilityand leadership in advancingenvironmental stewardshipindustrywide, we wereawarded the Terra Carta Sealby the Sustainable MarketsInitiative in fi scal 2023.Advance our socialvalue initiativesWe believe that investing in localcommunities to create positivesocial and economic outcomes isat the heart of generating socialvalue. We work with our clients,partners, and suppliers to linkthe opportunities presentedby our projects to the needsof the local communities weoperate in, driving the creation ofpositive, lasting legacies. Socialvalue is critical to achieving ourSustainable Legacies strategyand making sure that no one isleft behind.In fi scal 2023, we continued toadvance our equity, diversity,and inclusion initiatives in ourcompany with the achievementof our near-term target of20% women in leadership.We also continue to makefurther progress againstour 35% near-term target ofwomen companywide whilealso advancing our nongenderdiversity targets within eachregion of our business.Continued to grow ourESG Advisory practicethrough technicalexcellence, includingour ScopeX™ processAs we continue to enhance thesustainability of our operations,we also continue to grow our ESGAdvisory practice to further embedsustainability and resilience into ourclient off ering. With unprecedenteddemand, we increasingly areintegrating sustainability services inour projects, with revenue generatedfrom projects with an ESG-embeddedservice up by more than four timesin fi scal 2023. Our leading technicalexpertise, combined with our ambitiousapproach to sustainability, is creatinga unique client value proposition thatis also contributing to record win ratesacross our business.One example of embeddingsustainability principles intoeverything we do is our ScopeX™approach, which considers materials,site locations, logistics, andconstruction methods to reduce andeliminate a project’s impact on thenatural environment. We minimizeenergy use, optimize sourcesof renewable power, and, wherefeasible, work with and enhancenatural habitats to eliminate carbonemissions. We believe that ScopeX™will be our biggest contribution to helpend the climate emergency.By decarbonizing the builtenvironment and supporting ourclients to achieve their net-zeroagendas, we’re striving to improve thecities and communities we serve anddeliver a better world.Promotingpositiveimpact in ourcommunitiesOur corporate responsibilityplatform is focused on deliveringaccess to safe and secureinfrastructure to those who needit most via strategic nonprofi tpartnerships, pro bono work,skills-based volunteering, andphilanthropy. In fi scal 2023, wecontinued to take a leading role inthe response to extreme eventsthat devastated communities.This was no more apparent than inthe aftermath of the Maui, Hawaiifi res, where we contributednearly $300,000 through anemployee-matched donationcampaign in collaborationwith the American Red Cross’sHawaii Wildfi res Relief Fund.Funds raised contributed toongoing assessment activities,distribution of relief supplies, andother important work.Our technical teams partner withnonprofi t organizations in theirlocal communities to providecritical design, engineering, andinfrastructure solutions, and wemaintain our relationship with ourenterprise strategic nonprofi tpartners—Engineers WithoutBorders and Water for People. InFY’23, our employees donatedmore than $80,000 USD to Waterfor People.

Reducing emissions towards our Science BasedTargets initiative-validated net zero targetsTo keep up with the latest best practices and climate science, we set a more ambitious 2040net zero target that was validated by the Science Based Targets initiative (SBTi) in 2022, makingAECOM one of the fi rst companies globally to achieve this at the time. As part of our updated, moreambitious net zero commitment, we are also targeting:90%Reducing all emissions90% by 2040(compared with 2018)60%Reducing Scope 1 and 2 emissions60% by 2030(compared with 2018)50%Reducing Scope 3 emissions50% by 2030(compared with 2018)Our global Scope 1 and 2 emissions,covering fl eet vehicles and offi ce energy,respectively, declined by 61% from our fi scal2018 baseline year as a result of key traveland real estate initiatives. We continue tomake progress against this commitmentin various ways, including by increasingthe effi ciency of our offi ce spaces, furtherextending sustainability guidelines for futureoffi ce refurbishments and relocations, andtransitioning our automotive fl eet to eithermore fuel effi cient or electric vehicles.Reducing our Scope 3 emissions meansfocusing on our supply chain emissionsand business travel. Our supply chainemissions have declined by 23%, includinga 65% reduction in business travel since2018. We are looking to build on thisprogress through initiatives such as ourexpanded supplier engagement program,through which we are reaching out to thetop 80% of our suppliers by emissions tosupport them in setting targets and theirown decarbonization eff orts.Reducing all emissions 90% by 2040(compared with 2018) and off settingremaining emissions in 2040 through highqualitycarbon removal projects—achievingthis long-term reduction target will meanbuilding on the initiatives across Scopes 1, 2,and 3 as put in place for our 2030 targets.We also maintained our operational net zero status in 2023 and commit to maintaining operationalnet zero status annually. We achieved operational net zero through reduction of Scopes 1 and 2emissions in line with climate science and off setting remaining emissions.Scope2018 emissions(MtCO2e)2023 emissions(MtCO2e) % changeScope 1 33,718 23,745 - 30%Scope 2 104,307 30,113 -71%Scope 3—Supply Chain (Purchased Goods & Services, Capital Goods) 2,740,482 2,214,243 -19%Scope 3—business travel 158,182 56,032 -65%Total 3,036,689 2,324,133 -23%

Leading by example:Advising on the energy transitionWith our own industry-leading sustainability journey to guide us,we're helping organizations protect the environment, enhancecommunities, integrate sustainable development into everydaybusiness, and improve governance.These ambitions look different for every organization and industry,so we help clients understand where they are in the energy transitioncontinuum and then develop a tailored roadmap with tangible nextsteps so they can build momentum to achieve their goals.We're advancing our leading advisory position by partneringwith clients to navigate and accelerate their energy transition.Our flagship global thought leadership report, The Future ofInfrastructure, Lost in Transition? is driving these conversations.Based on qualitative and quantitative research carried out withnearly 850 senior executives spanning nine industries and 22countries, it provides our clients and the broader industry withpractical, profitable, predictable, and people-centric strategies toachieve net zero.COP28As the sustainability consultant for the 28th UNFCC Conferenceof Parties (COP28) in the United Arab Emirates (UAE), we played apivotal role in shaping a leading sustainability and environmentalmanagement strategy, guiding the event toward carbonneutrality. Our comprehensive approach established frameworks,management guidelines, and carbon management plans, integratingsustainability processes and carbon-tracking tools into the event.Our role extended beyond COP28 itself, creating the foundation forsustainable operations in future COPs and elevating sustainabilitystandards within the UAE’s event sector.Leveraging our UAE-based environmental consultants and globalnetwork of experts, we provided advisory services to attain ISO20121 certification for sustainable events and supported theimplementation of operational sustainability throughout the event’ssupply chain. Following the event, there’s a tremendous amount ofwork to do to move us from ambition to action. Initiatives like thenear-zero emissions building breakthrough highlight the value ofCOP28, but also that we must now take steps to operationalize.With our technical expertise, knowledge of the increasinglymultifaceted energy infrastructure landscape, plus implementationexperience of new and coming technologies, AECOM is wellpositioned to advise on and help drive this transformative change.Powering New York with offshore windIn line with our client, Equinor’s commitment to cleaner energy forNew York, the Beacon Wind project was carefully crafted with astrategic approach. Our role centers on environmental permittingand engineering for the offshore lease area, covering 128,000acres south of Nantucket, MA. This area is integral to Equinor’sportfolio, including Empire Wind 1, Empire Wind 2, and BeaconWind 1, collectively aiming to provide 3.3 gigawatts of electricityto New York.Community engagement is vital, involving Indigenous nations,stakeholders, and local fishing communities to assess and minimizethe project’s impact on the local economy. Working closely withthe Bureau of Ocean Energy Management (BOEM) and the NationalOceanic and Atmospheric Administration (NOAA), we are obtainingapprovals for the site assessment plan (SAP) and conductingessential surveys and studies.Our team conducts in-depth research to design alternativesubmarine cable routing options, considering cost, schedule, andenvironmental factors. Beacon Wind, set to be operational in 2028,signifies a massive investment in sustainable energy, solidifyingNew York’s position as a hub for wind-powered renewable energy.

SafetySafeguarding our people remains a core value atAECOM. Fostering a Culture of Caring based on equity,diversity, and inclusion—where communication,collaboration, and consultation enable ownership forthe well-being of individuals and others—continued tobe a critical focus in fiscal 2023.We are committed to maintaining the physical, psychological,and social well-being of our employees, stakeholders, andglobal communities through appropriate risk managementstrategies. Our Culture of Caring and Safety for Life programsenable us to identify, manage, and eliminate hazards andreduce risk in our workplaces proactively and aggressively.These incident prevention efforts have continued to result insuccessfully meeting annually established leading and laggingkey indicator targets, our Core Value Metrics, for both theAECOM Enterprise and all associated business groups, withour incident rates remaining superior to industry average.Within fiscal year 2023, our Total Recordable Incident Rate(TRIR) in our Professional Services businesses reflect animprovement of 45% since fiscal 2020, while our Lost WorkdayCase Rate (LWCR) improved by 67% over the same period.We apply the U.S. Occupational Safety and HealthAdministration (OSHA) recordable injury and illness definition toour global operations, allowing for a standard record-keepingapproach across all regions. Our metrics include injury andillness incidents associated with our employees and do notinclude contractor data.TRIR = total number of recordable incidents x 200,000 hoursTotal hours workedLWCR = total number of lost time incidents x 200,000 hoursTotal hours worked

AECOM’s Safety for Life program, driven byleadership commitment and empoweredemployees, has been fundamental todelivering industry-leading performanceand recognition by clients and agenciesaround the world. A key example of this wasAECOM’s Royal Society for the Preventionof Accidents (RoSPA) President’s Awardfor having achieved 14 consecutive annualGold Awards. Our culture’s impact was alsorecognized by the United States OccupationalSafety and Health Administration (OSHA), withour AECOM Turner NBA Joint Venture IntuitDome project awarded Voluntary ProtectionPrograms (VPP) Star status.The previous year highlighted programsto support exercising both collectiveand individual care, including our “Take aMoment” focus, driven globally throughfi rst-person video accounts shared by ourpeople. “Take a Moment” emphasizes thecritical importance of exercising mindfulnessbefore acting and pre-planning to producesafe work environments, while continuingto empower employees to “Stop Work” inunsafe conditions. The power of our Cultureof Caring was also highlighted with AECOM’scelebration of International Women inEngineering Day. Our women engineerspublished testimonials sharing how they makesafety seen as they execute AECOM’s Safetyfor Life program in their work.Over the course of FY2023 our Global Safety,Health and Environment (SH&E) teams alsocollaborated to improve the accessibilityof employee resources and tools. Oneexample is the execution of a new innovativeGlobal SH&E Lessons Learned repository.This digital tool provides easy accessand searchability of lessons learned fromall regions and business lines, extendingthe reach of incident prevention eff orts.These represent only a few examples of theeff orts that contribute to our continuousimprovement successes and furtherstrengthen our Safety for Life program.Global Security and ResilienceLeveraging deep industry experienceand insight, and the strength of evolvingsecurity technologies and processes,AECOM’s Global Security and Resilience(GSR) team provides our global operationswith the professional knowledge andawareness needed to eliminate or minimizethreats to our personnel and operations.The GSR team expertise has proactivelysupported proper project planning toeff ectively manage applicable security risksand, thereafter supports execution acrossour operations. From advising on situationalawareness on-site, in the offi ce or while,to—in more extreme cases—helping ourpeople when they fi nd themselves strandedin locations due to extreme weather orother dangerous geopolitical events, ourGSR team has been critical to our businesscontinuity. While continuing to supportoperations in high- and elevated-riskcountries, our team also actively identifi esand manages security risks with highpotential in low-risk countries. Maintainingthe security of our personnel and ouroperations is crucial and a critical elementof our core value, Safeguard.

Data securityWe understand the evolving landscape of cybersecurity threats, andwe constantly invest in measures to safeguard data from unauthorizedaccess, cyberattacks, phishing, and other malicious activities.We prioritize data security through a comprehensive InformationSecurity Program aligned with industry standards like ISO 27001,NIST CSF, and NIST 800-53. This program safeguards yourinformation against unauthorized access, alteration, disclosure, ordestruction.Ethics and complianceWe believe good ethics is good business. We are committed to alwaysprioritizing ethics and integrity, not simply because it’s the rightthing to do, but also because it helps safeguard our people and ourcompany from potential wrongdoing while strengthening our brandand reputation around the world.Our Code of Conduct outlines the legal guidelines we must follow andgeneral ethical principles to help each of us make the right decisionswhen conducting business worldwide. Leaders at the companypromote ethical behavior through a global ethics committee as wellas through regional ethics committees. Our employees take partin annual Code of Conduct training, which received 100 percentcompletion in fiscal 2023. We also provide supplemental training onethics and compliance issues throughout the year and incorporateethics and compliance principles in our training for new employeesand new managers.Furthermore, we have a comprehensive cross-functional ethics andcompliance program focused on preventing issues from occurring,detecting them if they happen, effectively and expediently resolvingissues, and capturing and communicating lessons learned to preventthem from repeating. As a result, we have been recognized seventimes by Ethisphere as a World’s Most Ethical Company.Human rights commitmentAECOM is a signatory to the U.N. Global Compact and adheres to the International Bill of Rights and International Labor Organization’sDeclaration of Fundamental Principles and Rights at Work, which underscores our commitment to abiding by and promoting internationalhuman rights. AECOM’s Human Rights Statement and Modern Slavery Act Statement provide more detail on our policies and commitmentsrelated to ensuring fundamental rights at work, such as reasonable working conditions and wages, the right to collective bargaining, andcombatting human rights abuses, such as modern slavery and child labor.

Regulation G informationReconciliation of NSR(in millions)Twelve Months EndedSep 30, 2022 Sep 30, 2023AmericasRevenue $9,939.3 $10,975.7Less: Pass-through revenue 6,228.2 7,056.8Net service revenue $3,711.1 $3,918.9InternationalRevenue $3,206.7 $3,402.1Less: Pass-through revenue 609.0 619.0Net service revenue $2,597.7 $2,783.1Segment Performance (excludes ACAP)Revenue $13,146.0 $14,377.8Less: Pass-through revenue 6,837.2 7,675.8Net service revenue $6,308.8 $6,702.0ConsolidatedRevenue $13,148.2 $14,378.5Less: Pass-through revenue 6,837.2 7,675.8Net service revenue $6,311.0 $6,702.7Reconciliation of adjusted operating income(in millions)Twelve Months EndedSep 30, 2022 Sep 30, 2023Americas Segment:Income from operations $653.8 $714.6Amortization of intangible assets 17.4 17.3Adjusted income from operations $671.2 $731.9International Segment:Income from operations $221.2 $254.7Amortization of intangible assets 1.4 1.2Adjusted income from operations $222.6 $255.9Segment Performance (excludes ACAP)Income from operations $875.0 $969.3Amortization of intangible assets 18.8 18.5Adjusted income from operations $893.8 $987.8Reconciliation of adjusted EPSTwelve Months EndedSep 30, 2022 Sep 30, 2023Net income attributable to AECOM fromcontinuing operations—per diluted share(2) $2.73 $0.81Per diluted share adjustments:Noncore AECOM Capital (income) loss,net of NCI (0.10) 2.26Restructuring costs 0.75 1.34Amortization of intangible assets 0.13 0.13Financing charges in interest expense 0.03 0.03Tax effect of the above adjustments(1) (0.14) (1.01)Valuation allowances andother tax only items — 0.15Adjusted net income attributable toAECOM from continuing operationsper diluted share $3.40 $3.71Reconciliation of adjusted EBITDA(in millions)Twelve Months EndedSep 30, 2022 Sep 30, 2023Net income (loss) attributable to AECOMfrom continuing operations $389.1 $114.1Income tax expense (benefit) 136.1 56.1Depreciation and amortization 170.2 175.1Interest income (8.2) (40.3)Interest expense 110.3 159.4Amortized bank fees includedin interest expense (4.8) (4.8)EBITDA $792.7 $459.6Noncore AECOM Capital (income) loss,net of NCI (13.9) 315.8Restructuring costs 107.6 188.5Adjusted EBITDA $886.4 $963.9Reconciliation of net cash provided byoperating activities to free cash flow(in millions)Twelve Months EndedSep 30, 2022 Sep 30, 2023Net cash provided by operating activities $713.7 $696.0Capital expenditures, net (128.1) (105.3)Free cash flow $585.6 $590.7

13355 NOEL ROAD, SUITE 400
DALLAS, TEXAS 75240
Dear AECOM Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of AECOM, which will be held on Tuesday, March 19, 2024, at 1:00 p.m. Central Time.
The 2024 Annual Meeting will be a completely virtual meeting, conducted via live webcast. The virtual meeting format allows all of our stockholders the opportunity to participate in the annual meeting no matter where they are located. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting www.meetnow.global/M776YJP. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Attending the Virtual Annual Meeting” section of the attached Proxy Statement.
Details of the business to be conducted at the 2024 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.
Whether or not you plan to attend the 2024 Annual Meeting, it is important that your shares be represented. The attached Proxy Statement contains details about how you may vote your shares.
Sincerely,
Troy Rudd
Chief Executive Officer

13355 NOEL ROAD, SUITE 400
DALLAS, TEXAS 75240
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 19, 2024
The 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of AECOM (the “Company,” “our” or “we”) will be held on Tuesday, March 19, 2024, at 1:00 p.m. Central Time, virtually by live webcast. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting www.meetnow.global/M776YJP. At the 2024 Annual Meeting, you will be asked to:
1.
Elect each of the 9 director nominees named in the Proxy Statement accompanying this notice to the Company’s Board of Directors to serve until the Company’s 2025 Annual Meeting of Stockholders.

The Board of Directors recommends that you vote FOR each of the director nominees.
2.
Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024.

The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP.
3.
Vote to approve the Company’s executive compensation, on an advisory basis.

The Board of Directors recommends that you vote FOR the Company’s executive compensation on an advisory basis.
We will also attend to any other business properly presented at the 2024 Annual Meeting. The foregoing items of business are more fully described in the Proxy Statement that is attached to, and a part of, this notice.
Only common stockholders of record at the close of business on January 19, 2024 can vote at the 2024 Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder for a purpose germane to the meeting for a period of ten days ending on the day before the Annual Meeting at the Company’s principal place of business, located at 13355 Noel Road, Suite 400, Dallas, Texas 75240. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
By order of the Board of Directors,
Manav Kumar
Corporate Secretary
Dallas, Texas
January 29, 2024

Proxy Statement Summary
Meeting Information
Record Date:	January 19, 2024
Meeting Date:	March 19, 2024, 1:00 p.m. (Central Time)
Location:
Virtual live webcast.   You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting www.meetnow.global/M776YJP. Further information regarding attendance, including how to access the virtual meeting, is set forth in the “Attending the Virtual Annual Meeting” section of the Proxy Statement.

This summary highlights information contained elsewhere in our Proxy Statement and does not contain all of the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting. We made this Proxy Statement first available to stockholders on January 29, 2024.
Stockholder Voting Matters
Proposal Number	Description	Board’s Voting Recommendation	Page Reference
1	Elect directors to serve until our 2025 Annual Meeting of Stockholders.	FOR EACH	12
2	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2024.	FOR	20
3	Advisory vote to approve our executive compensation.	FOR	22
How to Vote
Vote Online You can vote your shares online by following the instructions on your proxy card [(www.envisionreports.com/ACM)].
Vote by Phone You can vote your shares by phone by following the instructions on your proxy card (1-800-652-8683).

Vote by Mail
You can vote your shares by mail by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to:
Proxy Services
C/O Computershare Investor Services
P.O. Box 43101
Providence, RI 02940-5067

Your Vote is Important

Whether or not you plan to attend the 2024 Annual Meeting, we request that you vote (a) online, (b) by telephone or (c) by requesting a printed copy of the proxy materials and using the proxy card or voting instruction card enclosed therein as promptly as possible in order to ensure your representation at the 2024 Annual Meeting.
You may revoke your proxy at any time before it is exercised by giving our Corporate Secretary written notice of revocation, submitting a later dated proxy by Internet, telephone or mail or by attending the 2024 Annual Meeting and voting.
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2024 Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Our Current Board of Directors
Name	Age	Director Since	Primary (or Former) Occupation	Independent	Committee Memberships
Bradley W. Buss	60	2020	Former Chief Financial Officer of SolarCity Corporation and former Chief Financial Officer of Cypress Semiconductor Corporation	Yes	A, CO, NG*
Lydia H. Kennard	69	2020	Founder and Chief Executive Officer of KDG Construction Consulting	Yes	NG
Derek J. Kerr	59	2023	Former Vice Chair and Chief Financial Officer of American Airlines	Yes	A
Kristy Pipes	64	2022	Former Chief Financial Officer of Deloitte Consulting	Yes	A*
Troy Rudd	59	2020	Chief Executive Officer, AECOM	No	None
Douglas W. Stotlar†	63	2014	Former President and Chief Executive Officer, Con-way Inc.	Yes	A, CO
Daniel R. Tishman	68	2010	Principal and Vice Chairman of Tishman Holdings Corporation	Yes	CO*, NG
Sander van ’t Noordende	60	2021	Chief Executive Officer of Randstad; Former Global Chief Executive of Products Operating Group at Accenture	Yes	CO, NG
General Janet C. Wolfenbarger	65	2015	General (Retired), United States Air Force	Yes	A, NG
A = Audit Committee CO = Compensation and Organization Committee NG = Nominating and Governance Committee	* = Committee Chair † = Chairman of the Board

Commitment to Best-in-Class Governance
Direct engagement between AECOM management and the Board with our stockholders creates the greatest degree of alignment and best in class governance outcomes. As a result, our governance structure includes the following features:
Board Oversight and Governance Disclosures
✔
Separate Chairman and CEO roles.

✔
A highly diverse Board with a great breadth of expertise.

✔
Corporate Governance Guidelines amended in November 2023 to set a director maximum term of service limit at 12 years and establish mandatory director retirement age at 72 for new directors, consistent with the board refreshment and succession planning objectives.

✔
Annual publication of political contributions disclosure to provide transparency into the Company’s government and political engagements.

Commitment to Sustainability and Resilience
✔
Maintain an internal Global ESG Council co-led by Company President Lara Poloni and Chief Legal Officer David Gan and comprised of leaders across the organization to elevate and drive our commitment to best-in-class ESG practices throughout the Company.

✔
Incorporate ESG-related key performance indicators (KPIs) in compensation metrics for CEO and other Named Executive Officers (“NEOs”).

✔
Annual publication of ESG report that includes disclosures aligned with the TCFD and SASB reporting frameworks.

Majority Voting	✔ Majority voting in uncontested elections of directors
Governance to Protect Stockholder Interests	✔ Allow for proxy access for director nominations ✔ Stockholders have the right to call a special meeting of stockholders ✔ No supermajority requirement to approve business combinations
This strong governance structure is intended to safeguard and promote the long-term interests of AECOM and its stockholders consistent with the Company’s commitment to maximize long-term value.

Corporate Governance Highlights

Audit, Compensation and Organization, and Nominating and Governance Committees Consist Entirely of Independent Directors	Yes
Annual Election of All Directors	Yes
Annual Advisory Say-on-Pay Vote	Yes
All Directors Attended More than 75% of Meetings Held	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self Evaluations	Yes
Code of Business Conduct and Ethics	Yes
Corporate Governance Guidelines	Yes
Director Term of Service Limits and Mandatory Retirement Age	Yes
Stock Ownership Guidelines for Directors and Executive Officers	Yes
Stockholder Rights Plan (Poison Pill)	No
Proxy Access	Yes
Stockholder Right to Call a Special Meeting	Yes
Supermajority Provision to Approve Business Combinations	No
Adopted Majority Voting in Uncontested Director Elections	Yes
Separation of CEO and Chairman Roles	Yes

Executive Compensation Practices
Our executive compensation program provides competitive packages that attract, motivate, reward and retain key talent critical to achieving long-term financial and strategic objectives, meeting our ongoing commitment to sustainability, diversity, and inclusion, and creating long-term stockholder value.
What We Do:

✔
Pay for Performance — We condition a majority of the compensation opportunity for our NEOs on the achievement of key measures of value creation, including Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”), adjusted earnings per share growth, free cash flow, Return on Invested Capital (“ROIC”) improvement, and Relative Total Stockholder Return (“TSR”).

✔
Rigorous Goal Setting — We undergo a detailed process of analyzing and reviewing a number of factors including, but not limited to our short and long-term financial plan; investor expectations; industry and peer performance; industry benchmarking; overall achievability; and stockholder value creation.

✔
Stockholder Engagement — We engage with stockholders throughout the year on proxy and governance matters, including direct outreach to stockholders that represent the ownership of more than 50% of our stock.

✔
Stock Ownership Guidelines — We have stock ownership guidelines that require NEOs to maintain a significant equity stake in the Company to align the interests of management with stockholders. The CEO ownership guideline is six times the base salary and the guideline for other NEOs is three times base salary.

✔ Independent Consultant — We utilize the services of an independent compensation consultant who does not provide any other services to the Company.

✔
Clawback Policy — We updated our clawback policy in compliance with Rule 10D-1 of the Securities Exchange Act of 1934 (“Exchange Act”) and NYSE Listing Standards, which requires us to recoup erroneously awarded incentive-based compensation paid to current and former officers in connection with an accounting restatement.

✔ Risk Assessment — Our compensation consultant performs an independent risk assessment of compensation programs.
✔ Competitive Analysis — We annually seek to understand labor market trends pertaining to amount and form of executive pay delivery through comprehensive competitive analyses.
✔ Annual Say-on-Pay Vote — We have a policy to hold an advisory vote to approve the Company’s executive compensation on an annual basis.
What We Don’t Do:

✘
Dividends and Dividend Equivalents on Unvested Awards — Our stock plan prohibits the payout of dividends or dividend equivalents on unvested long-term incentive equity awards unless and until the underlying award vests.

✘ Stock Option Repricing — Our stock plan prohibits re-pricing underwater stock options or stock appreciation rights without stockholder approval.

✘
Single Trigger Equity Acceleration — We do not maintain plans or agreements that provide for automatic “single trigger” equity acceleration or bonus payments in connection with a change in control (rather, any payment of benefit requires a qualifying termination of employment in connection with a change in control known as “double trigger”).

✘ Tax Gross-Ups — We do not provide tax gross-ups to NEOs.

✘
Hedging and Pledging — We prohibit hedging transactions involving AECOM common stock and do not allow trading in puts, calls, options or other similar transactions. In addition, we prohibit the pledging of AECOM common stock except in certain limited circumstances subject to Company approval and demonstration of the ability to repay the applicable loan without selling such securities.

Environmental, Social and Governance Matters
We are a leader in environmental sustainability, social responsibility, and corporate governance, both within our operations and through our technical work for clients. We embrace sustainability by striving to make a positive, lasting impact on society and the environment. We have both a significant opportunity and a responsibility to protect, enhance and restore the world’s natural and social systems.
We are committed to addressing the effects of climate change as a key priority for our sustainability program, including by advancing ambitious greenhouse gas emissions reduction targets. To this point, in fiscal 2022, we were among the first companies globally to have set net zero emissions reduction targets approved by the Science Based Targets Initiative (SBTi), which are designed to exceed the goals of the Paris Agreement on climate change and align with a 1.5-degrees warming scenario. These net zero emissions reduction goals include a near-term target to reduce Scope 1, 2 and 3 emissions by 50% by 2030 and a long-term target to reduce total emissions by 90% by 2040. Importantly, we have made strong progress on these targets already, with Scope 1 and 2 emissions declining by 61% in fiscal 2023 as compared to our fiscal 2018 baseline, contributing to a total emissions reduction of 23% as compared to our baseline year. Our emissions reduction ambitions build upon our commitments as a signatory to the UN Global Compact.
In addition, we continue to invest in proprietary innovations and digital solutions to positively impact the planet, such as our AI-enabled flood modeling tool that is more than 300% faster than traditional methods and significantly more accurate. We have also developed our proprietary DE-FLUOROTM water treatment solution to destroy per and polyfluoroalkyl substances (PFAS) on-site. Across our water practice, our services have contributed to water and wastewater treatment centers that combined treat more than 18 billion gallons of water, reaching more than 150 million people, every day. We are also leading on decarbonization measurement, biodiversity impact and re-wilding, such as through our innovative work at the National Capital Laboratory (NCL) in the U.K., where we are restoring 100 acres of forest and reintroducing lost species. Our work at the NCL won the 2022 Verdantix Innovation Excellence Award for Sustainability Strategy Implementation for success in analyzing and measuring biodiversity impact, underscoring the significant positive impact we can have on nature and biodiversity.
Driving ESG Across Our Operations
We maintain an enterprise-wide Global ESG Council to coordinate and drive consistent execution of our environmental, social and corporate governance (“ESG”) initiatives across AECOM. The Council’s functions include: (i) assessing the impact of the Company’s services and operations and advising on how the Company may enhance its ESG performance; (ii) advising on appropriate global ESG goals, commitments and targets; (iii) advising on suitable resourcing and investments to fulfill and deliver on the Company’s ESG commitments; (iv) shaping the Company’s ESG policies and disclosure; (v) assessing the potential impact of climate change on the Company’s services and operations and providing a global forum to share ideas on how the Company’s unique offerings and solutions can enable mitigation, adaptation and resilience to climate change that will develop and support buildings, infrastructure assets and communities; and (vi) providing a risk framework for evaluating client opportunities to ensure that they align with our ESG objectives. The Council is composed of employees with relevant professional expertise and experience including strategic and market sector leadership; consulting expertise; operations; procurement, legal, investor relations, treasury, real estate and facilities management and other corporate functions. Our Board has oversight over ESG matters. Additional information regarding our ESG initiatives is located on the investor relations section of our website, at https://investors.aecom.com/esg.
Commitment to Our People (Human Capital Management)
Our principal asset is our employees, the majority of which have technical and professional backgrounds and undergraduate and/or advanced degrees in their respective areas of expertise. At the end of our fiscal 2023, we employed approximately 52,000 persons. We believe that the quality and level of service that our professionals deliver are among the highest in our industry.
We are committed to enhancing our position as a leading employer in our industry by attracting and retaining some of the best technical professionals in the world. Critical to our continued success is our ability to offer a compelling employee value proposition that promises competitive pay and benefits, an inclusive environment that supports flexibility and well-being and encourages collaboration and innovation, and a shared commitment to technical excellence, continuous learning and career growth. This understanding informs our approach to managing our human capital resources. Our human capital objectives and initiatives are overseen by our Board as per our Corporate Governance Guidelines.
Additional information on our human capital management initiatives can be found on pages v to xvii of this document.
Workplace Accolades:

13355 NOEL ROAD, SUITE 400
DALLAS, TEXAS 75240
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MARCH 19, 2024
Introduction
This Proxy Statement is furnished in connection with the solicitation of proxies, on behalf of the Board of Directors of AECOM, a Delaware corporation (“we,” “our,” the “Company” or “AECOM”), for use at our 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”) to be held on March 19, 2024, at 1:00 p.m. Central Time, or at any adjournment or postponement thereof. At the 2024 Annual Meeting, you will be asked to consider and vote on the matters described in this Proxy Statement and in the accompanying notice. The 2024 Annual Meeting will be held virtually online. You will be able to attend the annual meeting, vote, and submit questions during the meeting by visiting www.meetnow.global/M776YJP. Only common stockholders of record at the close of business on January 19, 2024, which is the record date for the 2024 Annual Meeting, are permitted to vote at the 2024 Annual Meeting and any adjournment or postponement thereof.
The Company’s Board of Directors (the “Board of Directors” or “Board”) is soliciting your vote to:
1.
Elect each of the 9 director nominees named in this Proxy Statement to the Company’s Board of Directors to serve until the Company’s 2025 Annual Meeting of Stockholders.

2.
Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024.

3.
Approve the Company’s executive compensation, on an advisory basis.

We utilize the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this proxy process expedites stockholders’ receipt of proxy materials while also lowering the costs and reducing the environmental impact of our annual meeting. On January 29, 2024, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of January 19, 2024 and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request proxy materials in printed form by mail or electronically by email on an ongoing basis.
The Notice of Internet Availability of Proxy Materials, Proxy Statement and our Annual Report on Form 10-K are available at investors.aecom.com.

Annual Meeting Information

Proxies

You may vote your shares at the 2024 Annual Meeting or by proxy if you are a record holder. There are three ways to vote by proxy: (1) on the Internet by following the instructions on the Notice or proxy card, (2) by telephone by calling 1-800-652-8683 and following the instructions on the Notice or proxy card or (3) by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to the address accompanying your proxy materials. If your shares are held in the name of a bank, broker or another holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone voting will also be offered to stockholders owning shares through certain banks and brokers.
You may revoke your proxy at any time before it is exercised at the 2024 Annual Meeting by (1) giving our Corporate Secretary written notice of revocation, (2) delivering to us a signed proxy card with a later date, (3) granting a subsequent proxy through the Internet or telephone or (4) attending the 2024 Annual Meeting and voting. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary.
All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy. Other than with respect to certain trustees who hold our shares in trust, if you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of each of the proposals. Our Board is unaware of any matters other than those described in this Proxy Statement that may be presented for action at our 2024 Annual Meeting. If other matters do properly come before our 2024 Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.
If you are a beneficial owner and hold your shares in the name of a bank, broker or another holder of record and do not return the voting instruction card, the broker or another nominee may vote your shares on each matter at the 2024 Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, which include the ratification of the selection of the independent registered public accounting firm. Brokers will not have the discretion to vote on any of the other proposals presented at the 2024 Annual Meeting.

Solicitation of Proxies

We will pay the entire cost of soliciting proxies. In addition to soliciting proxies by mail and by the Internet, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and to secure their voting instructions, if necessary. We will reimburse record holders for their reasonable expenses in performing these tasks. We have agreed to pay Georgeson LLC $15,000 plus reasonable expenses, costs and disbursements for various proxy solicitation services associated with the 2024 Annual Meeting. If necessary, we may use our regular employees, who will not be specially compensated, to solicit proxies from stockholders, whether personally or by telephone, letter or other means.

Record Date and Voting Rights

Our Board has fixed January 19, 2024 as the record date for determining the stockholders who are entitled to notice of, and to vote at, our 2024 Annual Meeting. Only common stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, our 2024 Annual Meeting. As of the record date, there were 136,023,419 shares of our common stock outstanding held by 1,471 record holders. A majority of the stock issued and outstanding and entitled to vote must be present at our 2024 Annual Meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote. Shares of our common stock with respect to which the holders are present at our 2024 Annual Meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our 2024 Annual Meeting for the purpose of determining whether a quorum exists. “Broker non-votes” will also be counted as present for the purpose of determining whether a quorum exists. Broker non-votes are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner.
Our Board urges you to vote promptly by (1) electronically submitting a proxy or voting instruction card over the Internet, (2) by telephone or (3) by delivering to us or to your broker, as applicable, a signed and dated proxy card.
Votes will be tabulated by the inspector of election appointed for the 2024 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Attending the Virtual Annual Meeting

Stockholders of record at the close of business on January 19, 2024, will be able to attend the annual meeting, vote, and submit questions during the 2024 Annual Meeting by visiting www.meetnow.global/M776YJP at the meeting date and time. You should ensure that you have a strong internet connection wherever you intend to participate in the meeting. Please note that Internet Explorer is not a supported browser for accessing the virtual meeting website.
You should also give yourself enough time to log in and ensure that you can hear streaming audio prior to the start of the meeting. We encourage you to access the 2024 Annual Meeting online prior to the start time. The only item of information needed to access the virtual annual meeting from the website is the control number, which is the 15-digit number located in the shaded bar on the Notice you receive or on the proxy card.
Have the Notice or proxy card available when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual meeting. If you hold your shares beneficially, you must register in advance to attend the virtual meeting, vote, and submit questions. To register in advance, you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to Computershare via email at legalproxy@computershare.com or by mail:
Computershare
AECOM Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Central Time, on March 14, 2024.
Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
Stockholders of record and beneficial owners who duly registered to attend the 2024 Annual Meeting will be able to vote their shares and submit questions at any time during the virtual meeting by following the instructions on the website referenced above. You will be able to vote your shares electronically while attending the 2024 Annual Meeting via the virtual meeting platform by following the instructions on the website. You may also submit questions in advance of the 2024 Annual Meeting beginning approximately two weeks prior to the meeting by logging into www.meetnow.global/M776YJP and following the instructions on the website.
Our aim is to offer stockholders rights and participation opportunities during our virtual annual meeting that are comparable to those of in-person annual meetings, using online tools to facilitate stockholder access and participation. We will answer questions that comply with the meeting rules of conduct during the annual meeting of stockholders, subject to time constraints. If we receive substantially similar questions, we will group such questions together. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.
If you have technical difficulties or trouble accessing the virtual meeting, you can access support by calling 888-724-2416 (domestic) or +1-781-575-2748 (international).

Year End Reporting Convention

We report our results of operations based on 52- or 53-week periods ending on the Friday nearest September 30. For clarity of presentation, all periods are presented as if the fiscal year ended on September 30. Fiscal 2023 consisted of a 52-week period.

Majority Voting; Director Resignation Policy

In uncontested elections, directors will be elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In uncontested elections, any director who is not elected by a majority of the votes is expected to tender his or her resignation to the Nominating and Governance Committee (“Nominating Committee”). The Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation within 90 days following certification of the election results.

Proposal 1
Election of Directors
We are nominating 9 directors for election to our Board, all of whom are current members of our Board that are standing for re-election at the 2024 Annual Meeting. Directors elected at the 2024 Annual Meeting will serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If a quorum is present at our 2024 Annual Meeting, the directors will be elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director, with any director who is not elected by a majority of the votes cast being expected to tender his or her resignation to the Nominating Committee. The Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation within 90 days following certification of the election results.
Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of each of the director nominees named in this Proxy Statement. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees has consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director, except as set forth in the remainder of this paragraph. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as our Board may propose.

Director Qualifications

The Board believes that its members should collectively possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. The Nominating Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Guidelines, include the highest professional and personal ethics and values, commitment to enhancing stockholder value with sufficient time to effectively carry out his or her duties and business acumen. In considering director candidates, the Nominating Committee looks for business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation and public policy and the absence of potential conflicts with the Company’s interests. In particular, the Nominating Committee seeks candidates that have skills/experience in the following areas, each of which it is views as particularly important: senior leadership experience, industry experience, public company experience, financial expertise, government/regulatory expertise and international expertise. The Nominating Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.
The Nominating Committee periodically reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company’s needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. From time to time, while identifying director candidates, the Nominating Committee may establish specific skills and experience that it believes the Company should seek to constitute a balanced and effective Board.
Further, the Company’s Corporate Governance Guidelines provide that the Board should be comprised of individuals with diverse backgrounds and perspectives and should include representation of individuals from underrepresented communities, including people of different genders, experiences, ages, races and ethnic backgrounds.

Board Skills and Experience
Board members should possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee AECOM’s business. The following sections summarize the specific skills, professional experience and background information of each director nominee that led the Board of Directors to conclude that each such person should serve on the Board of Directors.
	Bradley W. Buss	Lydia H. Kennard	Derek J. Kerr	Kristy Pipes	Troy Rudd	Douglas W. Stotlar	Daniel R. Tishman	Sander van ’t Noordende	General Janet C. Wolfenbarger
Corporate Governance Considerations
Independent Director	✓	✓	✓	✓		✓	✓	✓	✓
Financially Literate (NYSE Rules)	✓	✓	✓	✓	✓	✓	✓	✓	✓
Experience
Senior Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Chief Executive Officer (CEO)		✓			✓	✓	✓	✓
Public Company (Board or Executive)	✓	✓	✓	✓	✓	✓	✓	✓
Government		✓							✓
International Operations	✓		✓	✓	✓	✓		✓	✓
Strategic Experience
Financial	✓	✓	✓	✓	✓	✓	✓	✓
Industry / Project Delivery		✓			✓		✓	✓	✓
Infrastructure		✓	✓		✓		✓
Regulatory		✓	✓		✓	✓	✓		✓
Strategy & Business Development	✓	✓	✓	✓	✓	✓	✓	✓
Customer Experience	✓	✓	✓	✓	✓	✓	✓	✓
Talent & Organization Development	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓

Nominees for Election at the 2024 Annual Meeting
Board Diversity

As part of our efforts to promote diversity of background and experience on our Board, nominees for election as directors at the 2024 Annual Meeting include three women, including one African American woman, and one director who self-identifies as LGBTQ+.

Nominees for Directors
The following section sets forth certain background information on the 9 nominees for election as directors as well as each individual’s specific experience, qualifications and skills that led our Board to conclude that each such director nominee should serve on our Board.
Bradley W. Buss Age: 60 Director Since: 2020 Board Committees: • Audit • Compensation and Organization • Nominating and Governance (Chair)
Mr. Buss brings to our Board executive experience and extensive financial and accounting expertise with both public and private technology-focused companies in diverse industries. Mr. Buss’ prior experience as the Chief Financial Officer of publicly-traded companies and his prior and current service on public company boards enable him to provide valuable insight to our Board on issues that impact public companies.
Business Experience
SolarCity Corporation
•
Chief Financial Officer (2014 – 2016)

Cypress Semiconductor Corporation
•
Chief Financial Officer (2005 to 2014)

Public Boards
QuantumScape Corporation (2020 – Present)
Marvell Technology, Inc. (2018 – Present)
TuSimple (2020 – 2022)
Advance Auto Parts, Inc. (2016 – 2021);
Tesla, Inc. (2009 – 2019)
Private Boards and Community Service
CelLink Corp (2022 – Present)
Diamond Foundry (2018 – Present)
Education
Bachelor of Arts, Economics (McMaster University)
Business Administration Degree, Majoring in Finance and Accounting (University of Windsor)

Lydia H. Kennard Age: 69 Director Since: 2020 Board Committee: • Nominating and Governance
Ms. Kennard brings to our Board more than 40 years of executive and operational experience in real estate development and construction management. From her service on multiple public company boards, she adds important insights into operational requirements and challenges faced by public companies.
Business Experience
KDG Construction Consulting
•
Founder and Chief Executive Officer (1980 – 1994 and 2007 – Present)

KDG Aviation, LLC
•
Principal (2007 – Present)

Quality Engineering Solutions
•
President and CEO (2021 – Present)

Los Angeles World Airports
•
Executive Director (1999 – 2003 and 2005 – 2007)

Public Boards
Vulcan Materials Company (2022 – Present)
Freeport-McMoRan Inc. (2013 – Present)
Prologis, Inc. (2004 – Present)
Healthpeak Properties, Inc. (2018 – 2022)
URS Corporation (2007 – 2014)
Intermec Corporation (2003 – 2013)
Private Boards and Community Service
The University of Southern California, Life Trustee
Audit Committee of the Annenberg Foundation (2015 – Present)
Unihealth Foundation (1995 – Present)
California Air Resources Board (2004 – 2011)
Education
Bachelor of Arts, Urban Planning and Management (Stanford University)
Master’s Degree, City Planning (Massachusetts Institute of Technology)
Juris Doctor (Harvard Law School)

Derek J. Kerr Age: 59 Director Since: 2023 Board Committee: • Audit
Mr. Kerr brings to our Board extensive executive, finance and accounting expertise having previously served several leadership roles at the American Airlines Group, Inc., most recently as Vice Chair of American Airlines and President of American Eagle. In addition, Mr. Kerr previously served as Executive Vice President and Chief Financial Officer of American Airlines, which has provided him with substantial knowledge dealing with complex financial and accounting matters associated with a large publicly-traded company, as well as risk management oversight.
Business Experience
American Airlines
•
Vice Chair (2022 – 2023)

•
Chief Financial Officer (2002 – 2022)

•
Various Finance Positions (1991 – 2002)

American Eagle
•
President (2020 – 2023)

Public Boards
Comerica Bank (2023 – Present)
Private Boards and Community Service
Cotton Bowl Board of Directors (2018 – Present)
Knight Commission of Intercollegiate Athletics (2016 – Present)
Dallas Regional Chamber (2015 – 2023)
Education
Bachelor of Science, Aerospace Engineering (University of Michigan)
Master of Business Administration (University of Michigan)

Kristy Pipes Age: 64 Director Since: 2022 Board Committee: • Audit (Chair)
Ms. Pipes brings to our Board extensive management, financial and accounting experience, having held several senior leadership positions throughout her career including most recently as Managing Director and CFO at Deloitte Consulting. From her service on multiple public company boards across a variety of sectors, she adds valuable insights into operational requirements and the unique challenges faced by public companies.
Business Experience
Deloitte Consulting
•
Managing Director and Chief Financial Officer (2015 – 2019)

•
Various leadership roles (1999 – 2014)

Transamerica Life Companies
•
Vice President and Manager, Finance Division (1996 – 1999)

Public Boards
Public Storage (2020 – Present)
EXLService (2021 – Present)
Savers Value Village (2021 – Present)
PS Business Parks (2019 – July 2022)
Education
Bachelor of Arts, Business Economics (University of California, Los Angeles)
Master of Business Administration (University of California, Los Angeles)

Troy Rudd Age: 59 Director Since: 2020
Mr. Rudd brings to our Board a critical vantage point as Chief Executive Officer of the Company and, accordingly, the director closest to the Company’s day-to-day operations. Mr. Rudd has extensive executive experience in the engineering, design and construction sector, professional services sector, finance, public company matters, international business, strategic planning, and mergers and acquisitions.
Business Experience
AECOM
•
Chief Executive Officer and Director (2020 – Present)

•
Chief Financial Officer (2015 – 2020)

•
Chief Operating Officer, Design Consulting Services (“DCS”) Americas and Chief Financial Officer, DCS Global (2014 to 2015)

•
Senior Vice President, Corporate Finance and Treasurer (2012 – 2015)

•
Various Financial Leadership Roles (2009 – 2012)

KPMG LLP (1998 – 2009)
•
Partner

Public Boards
AECOM (2020 – Present)
Private Board and Community Service
SMU Lyle School of Engineering Executive Board (2023 – Present)
Sustainable Markets Initiative (2023 – Present)
Education
Bachelor of Science (University of British Columbia)
Master of Science, Taxation (Golden Gate University)

Douglas W. Stotlar Age: 63 Director Since: 2014 • Chairman of the Board Board Committee: • Audit • Compensation and Organization
Mr. Stotlar brings to our Board substantial knowledge of the transportation sector. As a former Chief Executive Officer of a public company, Mr. Stotlar contributes valuable experience with corporate governance practices, labor and stockholder relations matters, as well as current legal and regulatory requirements and trends.
Business Experience
Con-way Inc.
•
President, Chief Executive Officer and Director (2005 – 2015)

Con-way Transportation Services Inc.
•
President and Chief Executive Officer (2004 – 2005)

•
Executive Vice President and Chief Operating Officer (2002 – 2004)

•
Executive Vice President of Operations (1997 – 2002)

Public Boards
Reliance Steel & Aluminum Co. (2016 – Present)
LSC Communications, Inc. (2016 – 2021)
URS Corporation (2007 – 2014)
Private Board and Community Service
Reddy Ice (2019 – Present)
Mauser Packaging Solutions (2017 – Present)
Stone Canyon Industries, LLC (2016 – Present)
Grieve Well (2009 – Present)
Education
Bachelor of Science, Business (The Ohio State University)

Daniel R. Tishman Age: 68 Director Since: 2010 Board Committee: • Compensation and Organization (Chair) • Nominating and Governance
Mr. Tishman brings to our Board strong knowledge, management, and operational experience in the real estate and construction management industry in particular on large-scale development projects such as the rebuilding of the World Trade Center site in New York City and other major projects.
Business Experience
Tishman Holdings Corporation
•
Chairman and Executive Vice President (1997 – Present)

Tishman Construction Corporation
•
Chairman of the Board and Chief Executive Officer (1991 – 2010)

AECOM
•
Vice-Chairman (2010 – March 2018)

Private Boards and Community Service
Montefiore Medicine (2018 – Present)
Real Estate Board of New York (2014 – Present)
NexWave Capital Partners LLC (2008 – Present)
National September 11 Memorial & Museum (2005 – Present)
Education
Bachelor of Science, Ecology and Planning (Evergreen State College)
Master of Science, Environmental Studies (Lesley College)

Sander van ’t Noordende Age: 60 Director Since: 2021 Board Committee: • Compensation and Organization • Nominating and Governance
As the CEO of Randstad, a global talent company, Mr. van ’t Noordende brings to our Board deep leadership experience in the human and professional services sectors. Before Randstad he served on Accenture’s global management committee for 13 years.
Business Experience
Randstad
•
CEO (2022 – Present)

•
Member of Executive Board (Jan – March 2022)

•
Member of Supervisory Board (2021)

Accenture
•
Products Operating Group, Group Chief Executive (2013 – 2020)

•
Management Consulting, Group Chief Executive (2011 – 2013)

•
Resources Operating Group, Group Chief Executive (2006 – 2011)

•
Various leadership roles (1987 – 2006)

Public Boards
Randstad (2021 – Present)
Micro Focus (2020 – 2022)
Private Board and Community Service
Virtusa (5/2021 – 12/2021)
Out and Equal (2021)
Education
Master’s Degree, Industrial Engineering, specializing in Finance and Marketing (Eindhoven University of Technology, Netherlands)

Gen. Janet C. Wolfenbarger Age: 65 Director Since: 2015 Board Committee: • Audit • Nominating and Governance
General Wolfenbarger brings to our Board a distinguished career as a senior leader in the military, including serving as the Air Force’s first female four-star general. In addition to significant international experience, these qualifications provide our Board with valuable government-related expertise supportive of our global business operations and public-sector client roster.
Public Service
Air Force Materiel Command, Wright-Patterson Air Force Base
•
Commander, Air Force Materiel Command (2012 – 2015)

•
Commander, C17 Systems Group for the Aeronautical Systems Center (2002 – 2005)

•
Director, B2 System Program Office (2000 – 2002)

Pentagon
•
Military Deputy to the Assistant Secretary of the Air Force for Acquisition (2011 – 2012)

•
Service’s Director of the Acquisition Center of Excellence (2005 – 2006)

Private Boards and Community Service
FIRST (For Inspiration and Recognition of Science and Technology) (2022 – Present)
Massachusetts Institute of Technology Corporation (2020 – Present)
Falcon Foundation (2016 – Present)
KPMG LLP (2018 – 2023)
Education
Bachelor of Science, Engineering Sciences (U.S. Air Force Academy)
Master of Science, Aeronautics and Astronautics (Massachusetts Institute of Technology)
Master of Science, National Resource Strategy (National Defense University)

Vote Required and Recommendation of the Board of Directors

Directors are elected by a majority of the votes cast for and against by holders of shares entitled to vote at the 2024 Annual Meeting. This means that for each director the number of votes cast “FOR” the director must exceed the number of votes cast “AGAINST” the director. Abstentions and broker non-votes will not be considered votes cast.
The Board of Directors recommends that you vote FOR the election of each nominee for director.

Proposal 2
Ratification of Selection of Independent
Registered Public Accounting Firm
The Audit Committee of our Board has retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2024. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1990. A representative of Ernst & Young LLP is expected to be present at the 2024 Annual Meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board is seeking ratification of its selection of Ernst & Young LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the Audit Committee of our Board will reconsider its selection of Ernst & Young LLP and will, in its sole discretion, either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the Company’s best interests and the best interests of our stockholders.

Reasons for Recommendation to Appoint Ernst & Young as the Company’s Independent Registered Public Accounting Firm

As with previous years, the Audit Committee undertook a review of Ernst & Young LLP in determining whether to select Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024 and to recommend ratification of its selection to the Company’s stockholders. In that review, the Audit Committee considered a number of factors including:
•
continued independence of Ernst & Young LLP;

•
length of time Ernst & Young LLP has been engaged by the Company;

•
senior management’s assessment of Ernst & Young LLP’s performance;

•
audit and non-audit fees;

•
capacity to appropriately staff the audit;

•
geographic and subject matter coverage;

•
lead audit engagement partner performance;

•
overall performance;

•
qualifications and quality control procedures; and

•
whether retaining Ernst & Young LLP is in the best interests of the Company and its stockholders.

Based upon this review, the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the Company and our stockholders to retain Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2024.
In accordance with the Sarbanes Oxley Act and the related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. The current lead audit engagement partner is in his third year in that role.

Vote Required and Recommendation of the Board of Directors

The ratification of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal at the 2024 Annual Meeting. Abstentions will be counted as present and will have the effect of a vote against the proposal. Brokers have discretion to vote on the ratification of our independent registered public accounting firm and, as such, no votes on this proposal will be considered broker non-votes.
The Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP.

Proposal 3
Advisory Resolution to Approve
Executive Compensation
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to approve, on an advisory basis, AECOM’s executive compensation as reported in this Proxy Statement.
At AECOM, executive compensation plans are driven by both short- and long-term financial performance metrics that are designed to incentivize our Named Executive Officers (NEOs) to maximize long-term stockholder value creation. As such, based on direct stockholder feedback, AECOM’s executives are incentivized via an annual cash bonus plan and the grant of certain long-term equity awards that include without limitation the following performance metrics: adjusted earnings per share, return on invested capital, and relative total stockholder return.
We urge stockholders to read the “Compensation Discussion and Analysis” section in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation and Organization Committee (“Compensation Committee”) and the Board believe that the policies, procedures and programs articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s success.
We are asking stockholders to approve the following advisory resolution at the 2024 Annual Meeting:
RESOLVED, that the stockholders of AECOM approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K, set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “Say-on-Pay” resolution, is nonbinding on the Company, the Board and the Compensation Committee and will not be construed as overruling a decision by, nor creating nor implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the voting results on this proposal when evaluating our executive compensation program.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the 2024 Annual Meeting is required to approve the advisory resolution on the Company’s executive compensation. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes will not be counted as participating in the voting on the proposal and will therefore have no effect on the outcome of the vote on the proposal.
The Board of Directors recommends that you vote FOR the advisory resolution to approve executive compensation.

Corporate Governance

Board Meetings

During our fiscal year ended September 30, 2023, our Board met four times, the Audit Committee met four times, the Compensation Committee met three times and the Nominating Committee met four times. Each incumbent director attended more than 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings held by all standing committees of the Board on which he or she served during fiscal year 2023.

Director Independence

Eight of the nine director nominees are independent directors as defined in accordance with the listing standards of the NYSE. These standards provide that a director is independent only if our Board affirmatively determines that the director has no direct or indirect material relationship with the Company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board, upon the recommendation of our Nominating Committee, annually reviews the independence of our directors. In its most recent review, our Board considered, among other things, the employment relationships between the Company and our directors and their families; the other specific relationships that would preclude a determination of independence under the NYSE independence rules; any affiliation of the Company’s directors and their families with the Company’s independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors; any transactions with directors and members of their families that would require disclosure in this Proxy Statement under U.S. Securities and Exchange Commission (“SEC”) rules regarding related party transactions; and the amount of our contributions to non-profit organizations of which some of our directors or members of their families are associated.
The Board determined that the following director nominees are independent as determined by the standards of the NYSE: Bradley W. Buss, Lydia H. Kennard, Derek J. Kerr, Kristy Pipes, Douglas W. Stotlar, Daniel R. Tishman, Sander van ’t Noordende and General Janet C. Wolfenbarger.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are separate consistent with our commitment to best-in-class governance. This leadership structure gives primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while the Chairman of the Board facilitates our Board’s independent oversight of management and promotes communication between management and our Board.
The Board has been, and continues to be, a proponent of Board independence. The Company’s corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms, including only independent directors serving as committee chairs and the directors’ and committees’ ability to engage independent consultants and advisors. The Audit, Compensation and Nominating Committees are composed entirely of independent directors.

Executive Sessions

Executive sessions of non-employee directors are included on the agenda for every regularly scheduled Board and committee meeting and, during fiscal year 2023, executive sessions were held at each regularly scheduled Board and committee meeting. Executive sessions are chaired by the Chairman during Board meetings, and by the respective Committee Chair during committee meetings.

Board’s Role in Risk Oversight

The Board plays an active role, both as a whole and at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities. The Company relies on a comprehensive risk management process to aggregate, monitor, measure and manage risks. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure and to elevate certain key risks for discussion at the Board level. The full Board monitors risk through regular reports from each of the committee chairs and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters, as disclosed in the below chart:
We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committee chairs, to exercise effective oversight of the actions of management.

Risk Assessment of Compensation Policies and Practices

In fiscal year 2023, the Compensation Committee’s independent consultant, Exequity LLP, conducted a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including executive officers. Exequity LLP reviewed the design features and performance metrics of our cash and stock-based incentive programs, along with the approval mechanisms associated with each, to determine whether any of these policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.
As part of the review, several factors were noted that reduce the likelihood of excessive risk-taking:
•
Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including Performance Earning Program (“PEP”) awards and restricted stock units (“RSU”) granted under our stockholder-approved 2020 Stock Incentive Plan, which typically vest or are earned over three years.

•
The Compensation Committee has ultimate authority to determine, and reduce, if appropriate and consistent with applicable arrangements, compensation provided to our executive officers, including each of the NEOs.

•
The Compensation Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfil its obligations and has engaged Exequity LLP as its independent consultant. Exequity performs services for the Compensation Committee as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

•
Our annual incentive programs for employees are funded in the aggregate based on the results of key financial metrics. Individual payouts are based on a combination of financial metrics as well as qualitative factors.

•
Our long-term equity incentive awards, including PEP awards and restricted stock units granted under our stockholder-approved 2020 Stock Incentive Plan, are all approved by either the Compensation Committee for our executive officers or by our Chief Executive Officer for nonexecutive officers.

•
Our NEOs are subject to stock ownership guidelines, our insider trading policy and our updated clawback policy.

Based on this assessment, the Company concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. In accordance with NYSE regulations, each member of the Audit Committee, the Compensation Committee, and the Nominating Committee has been determined by our Board to be “independent.” The committees operate under written charters that are available for viewing on the “Corporate Governance” area of the “Investors” section of our website at www.aecom.com. The members of each of the standing committees at the time of this filing are as follows:
Audit Committee
Kristy Pipes, Chair
Bradley W. Buss
Derek J. Kerr
Douglas W. Stotlar
General Janet C. Wolfenbarger
Compensation and Organization Committee
Daniel R. Tishman, Chair
Bradley W. Buss
Douglas W. Stotlar
Sander van ’t Noordende
Nominating and Governance Committee
Bradley W. Buss, Chair
Lydia H. Kennard
Daniel R. Tishman
Sander van ’t Noordende
General Janet C. Wolfenbarger
Audit Committee.   The Audit Committee, which is composed solely of independent directors as defined under Rule 10A-3(b)(1) of the rules of the U.S. Securities and Exchange Commission and the regulations of the NYSE, appoints the Company’s independent auditors, reviews the results and scope of the audit of our financial statements as well as other services provided by our independent auditors, reviews and approves audit fees and all non-audit services as well as reviews and evaluates our audit and control functions, including our internal audit function. Our Board has determined that Ms. Pipes, Chair of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules under the Exchange Act. The “Report of the Audit Committee of the Board of Directors” is included in this Proxy Statement. Our Audit Committee held four meetings during fiscal year 2023.

Compensation and Organization Committee.   The Compensation Committee, which is composed solely of independent directors as defined under the regulations of the NYSE, oversees our compensation plans. Such oversight includes decisions regarding executive management salaries, incentive compensation and long-term compensation plans, as well as Companywide equity plans for our employees. Grants of equity awards by the Compensation Committee under our compensation plans are approved solely by directors who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act. This committee also reviews the Board’s compensation plan for non-employee directors and determines whether independent compensation consultants should be utilized. For further information regarding the Compensation Committee’s processes and procedures for determining executive and nonemployee director compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement. The “Report of the Compensation and Organization Committee of the Board of Directors” is included in this Proxy Statement. Our Compensation Committee held three meetings during fiscal year 2023.
Nominating and Governance Committee.   The Nominating Committee is composed solely of independent directors as defined under the regulations of the NYSE and is responsible for recruiting and retaining qualified persons to serve on our Board, including recommending such individuals to the Board for nomination for election as directors; for evaluating director independence; and for oversight of our compliance activities. The Nominating Committee also considers written suggestions from stockholders, including potential nominees for election, and oversees other governance programs such as the Company’s Corporate Governance Guidelines. This committee also conducts performance evaluations for directors being elected at each annual meeting of stockholders, and engages in succession planning for the Board and key leadership roles on the Board and its committees. Our Nominating Committee held four meetings during fiscal year 2023.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which set forth several important principles regarding our Board and its committees, including Board of Director membership criteria as well as other matters. Our Corporate Governance Guidelines are available for viewing on the “Corporate Governance” area of the “Investors” section of our website at www.aecom.com.

Codes of Conduct and Ethics

We have adopted a Code of Conduct that describes the professional, legal, ethical, financial and social responsibilities of all of our directors, officers and employees. We require all of our directors, officers and employees to read and acknowledge the Code of Conduct, and we provide regular compliance. Our directors, officers and employees are also encouraged to report suspected violations of the Code of Conduct through various means, including a toll-free hotline available 24 hours, 7 days a week in multiple languages, and they may do so anonymously. We do not tolerate acts of retaliation against anyone who makes an honest and sincere report of a possible violation of law or of our Code of Conduct or policies, or who participates in an investigation of possible wrongdoing. Many countries have enacted legislation to protect those who report misconduct, and we enforce any applicable protections afforded by such laws.
We also obtain year end affirmations from management personnel confirming compliance with the Code of Conduct. If we make substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer or persons performing similar functions or any director, we will disclose the nature of such amendment or waiver in accordance with applicable rules and regulations. In addition, we have a separate Code of Ethics for Senior Financial Officers that specifies the required standards of conduct for employees with financial reporting responsibilities. We also have an Anticorruption Policy that provides specific guidance to help ensure that lawful and ethical business practices are followed while our employees conduct business anywhere in the world. Our various policies are available for viewing on the “Ethics and Compliance” section of our website at www.aecom.com and in print to any stockholder that requests it. Any such request should be addressed to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary.

Communications with the Board of Directors

Our stockholders or other interested parties may communicate with our Board, a committee of our Board or one or more directors by sending a letter addressed to the Board, a committee of our Board or one or more directors to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary. All communications will be compiled by our Corporate Secretary and forwarded to the Board, the committee or the director, as appropriate.

Director Nominations, Board Refresh and Succession Planning

The Nominating Committee is charged with identifying, reviewing and recommending to the Board qualified individuals to become directors and regularly assessing the size and composition of the Board and recommending any changes to the Board. The Nominating Committee also engages in succession planning for the Board and key leadership roles on the Board and its committees.
The Nominating Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating Committee considersdiversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company’s needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. From time to time, while identifying director candidates, the Nominating Committee may establish specific skills and experience that it believes the Company should seek to constitute a balanced and effective Board.
It is our belief that members of the Board should have the highest professional and personal ethics and values. We believe that the Board should be comprised of individuals who are committed to enhancing stockholder value with sufficient time to effectively carry out their duties. While all directors should possess business acumen, the Board endeavors to include an array of targeted skills and experience in its overall composition. Criteria that the Nominating Committee looks for in director candidates include business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation, end markets and public policy and the absence of potential conflicts with the Company’s interests. In particular, the Nominating Committee seeks candidates that have the following key skills and experience, each of which it is views as particularly important:
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senior leadership experience;

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industry experience;

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public company experience;

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financial expertise;

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government/regulatory expertise; and

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international expertise.

The Nominating Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds. In identifying and selecting individuals, the Board and the Nominating Committee consider diversity, age, gender, skills, and such other factors as they deem appropriate to maintain a balance of knowledge, experience and capability. In addition, the Nominating Committee believes the Board should encompass individuals with diverse backgrounds and perspectives and representation of individuals from underrepresented communities. Diversity is an important consideration in the director nomination process because the Board believes that people of different genders, experiences, ages, races and ethnic backgrounds can contribute different, useful perspectives, while collaborating effectively to further the Company’s objectives.
Our Nominating Committee will consider stockholder nominations for directors. The Nominating Committee evaluates any such nominees that are properly submitted using the same criteria it otherwise employs, as described in our Corporate Governance Guidelines.Any recommendation submitted by a stockholder must include the same information concerning the potential candidate as is required when a stockholder wishes to nominate a candidate directly. In addition, any such recommendation must be received in the same time frame as is required by our Bylaws when a stockholder wishes to nominate a candidate directly. To be timely, the notice must be received by the close of business no fewer than 90 and no more than 120 days prior to the date of the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date, or no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received no more than 120 days prior to the date of the annual meeting and not less than the later of the close of business (a) 90 days prior to the date of the annual meeting and (b) on the 10th day following the day on which public announcement of the date of such meeting was first made by the Company. In no event shall an adjournment, recess or postponement of any annual meeting commence a new time period (or extend any time period) for the giving of a stockholder notice.
To be in proper form, the notice must, as to each person whom the stockholder proposes to nominate for election or re-election as a director, set forth all information concerning such person as would be required in a proxy statement soliciting proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and all written and signed representations and all completed and signed questionnaires required pursuant to our Bylaws. In addition, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, the notice must also state the name and address, as they appear on the Company’s books, of such stockholder and such beneficial owner and the class or series and number of shares of the Company that are owned of record and beneficially by such stockholder and such beneficial owner.
As to the stockholder giving the notice, or if the notice is on behalf of a beneficial owner on whose behalf the nomination is being made, as to such beneficial owner, and if such beneficial owner is an entity, as to each control person of such entity, the notice must state the class or series and number of shares of the Company that are owned of record and beneficially by such stockholder or beneficial owner and by any control person, a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder or beneficial owner and any other person and by any control person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) of the Exchange Act, and a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of stock of the Company. Stockholders who wish to nominate candidates for director must do so pursuant to these procedures.
In order to encourage Board refreshment and facilitate succession planning, in November 2023 the Board updated its Corporate Governance Guidelines to establish a maximum twelve-year term of service requirement for new directors and a mandatory retirement age of 72 (75 for current directors).

Board Self-Assessment

The Nominating Committee facilitates an annual assessment of the performance of the Board and its committees and coordinates reports of the annual results to the full Board for discussions. The Nominating Committee also recommends changes to improve the Board and its committees. In 2023, the Nominating Committee engaged an outside law firm to obtain input from each director on the performance of the Board and its committees.

Director Attendance at Annual Meetings

AECOM’s policy is for directors to attend our annual meetings of stockholders unless there are extenuating circumstances. Seven of our eight directors at the time of the meeting attended the 2023 Annual Meeting.

Director Compensation

Information regarding the compensation of our non-employee directors is discussed below in “Directors’ Compensation for Fiscal year 2023.”

Director Retirement Policy

Our Corporate Governance Guidelines provide that directors are required to retire from the Board at the end of the term of service during which they turn 72 years of age (or 75 for current directors).

Related Party Transaction Policy

We have adopted a written related party transaction policy, which covers transactions in excess of $120,000 between the Company and our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. The policy requires that any such transaction be considered and approved by our Audit Committee, except that if the transaction is less than $1 million, the Chair of the Audit Committee may approve such transaction. In reviewing such transactions, the policy requires the Audit Committee, or the Chair, as appropriate, to consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to the benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or employees generally. The Board has also determined that certain transactions are pre-approved and do not require review by the Audit Committee. These include (i) compensation of the executive officers and Board members, which is reviewed by the Compensation Committee, (ii) a transaction with another entity in which the interested director or executive officer has an indirect interest in the transaction solely as a result of being a director or less than 10% beneficial owner of such other entity, and (iii) transactions with another corporation or charitable organization if the director’s or executive officer’s only interest is as a director or as a non-executive officer employee of the other corporation or organization and the amount involved does not exceed the greater of $1 million or 2% of the revenues of such other corporation or organization.
Under the policy, if we should discover related party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Certain Relationships and Related Transactions

Mr. Tishman, a member of our Board, owns a substantial equity interest in, and has certain management rights with respect to a company unaffiliated with AECOM or its subsidiaries. That unaffiliated company associated with Mr. Tishman and a wholly owned subsidiary of AECOM are parties to an Occupancy Agreement (the “Occupancy Agreement”), dated July 14, 2010, pursuant to which the unaffiliated company associated with Mr. Tishman pays our wholly owned subsidiary a portion of the rent for office space in New York City in exchange for the right to use and occupy a portion of such space. In fiscal year 2023, our wholly owned subsidiary received approximately $613,611 in rent from the unaffiliated company associated with Mr. Tishman per the Occupancy Agreement. The Occupancy Agreement expired on January 1, 2023, at which point rent payments ceased. In addition, Mr. Tishman is an indirect owner of an unaffiliated real estate development project company that engaged a joint venture affiliated with an AECOM subsidiary for pre-construction and construction management services totaling $1,427,055. This project was substantially completed in 2023.
Mr. van ’t Noordende, a member of our Board and Compensation Committee, was appointed CEO of Randstad in March 2022. AECOM uses Randstad for temporary administrative staffing needs. In fiscal year 2023, AECOM paid Randstad approximately $173,585 for administrative staffing services.

Political Contributions and Lobbying

Our responsible participation in the U.S. political process is important to our success and the protection of stockholder value. Our Political Engagement Policy is available on the “Government Relations” area of the “About Us” section on our website at www.aecom.com. We update and publish our Political Engagement Policy annually, along with supporting exhibits detailing our political expenditures. That annual disclosure includes, but is not limited to, the following information:
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Federal, state and local lobbying expenditures;

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Amounts and recipients of any direct political contributions made by us in the United States (if any such expenditures are made);

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Amounts and recipients of any federal, state or local political contributions made by the AECOM PAC in the United States (if any such expenditures are made); and

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Amounts and recipients of payments made in connection with our most significant memberships in trade associations and industry groups.

In addition, we file quarterly a publicly available federal Lobbying Disclosure Act Report, providing information on activities associated with influencing legislation through communications with any Member of Congress, congressional staffer, or with any covered federal executive branch official. The report also provides disclosure on expenditures for the quarter, describes the specific pieces of federal legislation that were the topic of communications, and identifies the individuals who lobbied on behalf of AECOM. AECOM files similar periodic reports with state agencies where required reflecting state lobbying activities which are also publicly available.

Stock Ownership Guidelines for Non-Employee Directors

Nonemployee directors are subject to stock ownership guidelines, which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain ownership of AECOM stock at a multiple of five times the annual retainer by the end of the fiscal year following the fifth anniversary of the director’s initial appointment to the Board. The minimum number of shares guideline is updated annually based on the current cash retainer ($100,000) and the 12-month trailing average AECOM stock price. Shares owned directly or indirectly, the value of vested but unexercised stock options and unvested restricted stock are counted toward the guidelines. The table below outlines the ownership of our non-employee directors as of October 1, 2023. All current non-employee directors already meet or are expected to meet guidelines within the five (5) year transition period.

Non-Employee Director	Requirement — Retainer Multiple	Actual — Retainer Multiple
Bradley W. Buss	5.0	19.1
Lydia H. Kennard	5.0	13.4
Derek Kerr	5.0	0(1)
Kristy Pipes	5.0	2.6(2)
Douglas W. Stotlar	5.0	40.9
Daniel R. Tishman	5.0	38.5
Sander van ’t Noordende	5.0	7.6
General Janet C. Wolfenbarger	5.0	27.6

(1)
Mr. Kerr’s five-year transition period ends in November 2028.

(2)
Ms. Pipes’ five-year transition period ends in October 2027.

Please see the “Compensation Discussion and Analysis” section for a discussion of the stock ownership guidelines applicable to our NEOs.

Executive Officers
AECOM’s current executive officers are as follows:
Name	Age	Position(s) Held
Troy Rudd	59	Chief Executive Officer
Gaurav Kapoor	46	Chief Financial & Operations Officer
Lara Poloni	55	President
David Gan	51	Chief Legal Officer
The following section sets forth certain background information regarding those persons currently serving as executive officers of AECOM:

Troy Rudd was appointed Chief Executive Officer in August 2020. He previously served as Executive Vice President and Chief Financial Officer from October 2015 to August 2020. Prior to this role, Mr. Rudd served as Chief Operating Officer, Design Consulting Services (“DCS”) Americas and Chief Financial Officer, DCS Global from November 2014 to October 2015. He also served as Senior Vice President, Corporate Finance and Treasurer from 2012 until October 2015. Mr. Rudd joined AECOM in 2009 and held various financial leadership roles, including Senior Vice President, Corporate Finance and Treasurer from 2012 until October 2015. Prior to joining AECOM, he spent 10 years as a partner with KPMG LLP, where he held various leadership roles.

Gaurav Kapoor was appointed Chief Financial & Operations Officer in November 2023, having previously served as Chief Financial Officer since August 2020. Mr. Kapoor has extensive financial leadership experience at AECOM, including as Chief Accounting Officer and Global Controller since December 2016 and Treasurer since October 2019. He previously served in leadership roles at the Company as Senior Vice President, Financial Planning & Analysis from January 2016 to December 2016 and Senior Vice President, Project Delivery, Americas Design Consulting Services from May 2015 to January 2016. Prior to joining the Company in May 2015, Mr. Kapoor spent 15 years at Ernst & Young LLP, where he was an audit partner and held various leadership roles.

Lara Poloni was appointed President in August 2020. She previously served as Chief Executive of Europe, Middle East and Africa (“EMEA”) from October 2017. Prior to that, Ms. Poloni served as Chief Executive of Australia New Zealand (ANZ) from July 2014 to September 2017, Managing Director of the Southern Australian Region from June 2012 to June 2014, Managing Director of Environment ANZ from 2009 to 2012 and Group Leader of Transportation VicSA from October 2006 to July 2009. Ms. Poloni has more than 30 years’ experience in the planning, assessment and development of major infrastructure in the transport, energy and telecommunications sectors.

David Gan was appointed Chief Legal Officer in November 2019. In this role Mr. Gan is responsible for all aspects of the global legal function, including corporate governance, risk management and ethics and compliance. He previously served in legal leadership roles at AECOM most recently as Senior Vice President, Deputy General Counsel, AECOM from October 2014 to November 2019 and General Counsel, AECOM Capital, from January 2018 to November 2019. Prior to joining AECOM in 2006, Mr. Gan was a corporate and securities lawyer at Mayer Brown LLP and Wilson Sonsini Goodrich & Rosati, P.C.

Compensation Discussion and Analysis
Executive Summary
Why approve our Say-on- Pay proposal?
✓
Our 2023 executive pay is aligned with the Company’s strong financial performance, successes on long-term goals and strong stockholder value creation

✓
We continuously engage with our stockholders and implement thoughtful and responsive changes to our executive pay programs when we conclude such changes will drive long-term shareholder value.

Fiscal Year 2023 Financial Outperformance
AECOM delivered strong year-over-year growth and achieved or exceeded its initial and increased financial guidance on every key financial metric:
Note: guidance presented based on the mid-point of respective ranges where available.
*
See Annex A, Reconciliation of Non-GAAP Items.

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Organic Net Service Revenue (“NSR”) Growth accelerated to 8% for the full year, including 9% growth in the design business.

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Segment Adjusted Operating Margin increased by 60 basis points to 14.7%, which exceeded our guidance and set a new full year record.

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Adjusted EBITDA increased by 10% over the prior year on a constant-currency basis, to $964 million, which marked a new high and exceeded the mid-point of both our original and increased guidance.

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Adjusted Earnings per Share (“EPS”) increased by 12% over the prior year on a constant-currency basis, to $3.71, which exceeded the mid-point of both our original and increased guidance.

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Free Cash Flow of $591 million for the full year exceeded the mid-point of our guidance and marked the ninth consecutive year of free cash flow within or above the mid-point of our guidance range.

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Record Project Pursuit Win Rate, Full Year Wins and Pipeline of Opportunities contributed to 15% contracted backlog growth in the design business on a constant-currency basis; total backlog in the design business increased by 13% and was at a record high level.

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Strong Balance Sheet and Financial Performance supported approximately $475 million of capital allocated to stockholders through share repurchases and dividends in fiscal year 2023, while net leverage remained low at 0.9x and approximately 80% of our debt is fixed, swapped to fixed, or capped at substantially lower rates over the next several years. The Company also has no bond maturities until 2027.

As a result of our strong execution on our short and long-term strategic and financial commitments, AECOM’s TSR has consistently outperformed major market indices and its industry competitors. Specifically, AECOM’s total stockholder return over the past three fiscal years is 101%, which has outperformed the S&P 500 and Nasdaq indices by 73 and 83 percentage points, respectively. This outperformance demonstrates that our executive pay design is contributing to long-term stockholder value creation and that pay is well-aligned with the Company’s performance.

Fiscal Year 2023 Executive Pay Design Supports Strategy
Our executive pay program is designed to support our strategy to deliver industry-leading profitable growth and stockholder value creation. To that end, a significant portion of the compensation for our NEOs is “performance based” (i.e., subject to the accomplishment of individual and Company objectives) and stock based (i.e., aligned with stockholders’ interests generally) as follows:
CEO Annual Target Pay	Other NEO Annual Target Pay

All core elements of our executive pay program are consistent with our compensation philosophy and are directly linked to individual and Company performance as follows:
		Pay Element	What It Does	How It Links to Performance
Fixed		Base Salary	Provides competitive fixed cash compensation reflective of an executive’s role, responsibility, and experience	• Salary is tied to performance in the role and the growth of the employee along with the Company. • Salary increases are not guaranteed and are evaluated annually by the Compensation Committee.
Short-Term Incentives	Performance-Based Compensation	Annual Cash Bonus	Rewards achievement of the Company’s annual financial plan, as well as the specific qualitative goals included in the Company’s strategic plan
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Financial metrics for fiscal year 2023 include Adjusted EBITDA, NSR Segment Adjusted Operating Margin % and Free Cash Flow, performance on which is a key element of value creation.

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Strategic non-financial measures include safety, leadership development, and sustainability and ED&I goals, which drive employee satisfaction and retention.

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Financial targets align with external guidance.

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Payments may range from 0% to 200% of target based on actual performance and are not guaranteed.

Long Term Incentives		Performance-Based Equity
Aligns long-term interests of executive and stockholders
Rewards achievement of performance related to the Company’s long-term objectives and stockholder value creation
Retains key talent and rewards creation of long-term stockholder value

60% of long-term equity incentives
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Performance metrics for fiscal year 2023 include ROIC, Adjusted EPS growth, and Relative TSR to align compensation with long-term profitable growth, manage risk, and create stockholder value.

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The value of the performance-based equity award is determined by AECOM’s performance against key value determining metrics as well as total stockholder return.

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Payments may range from 0% to 200% of target based on actual performance and are not guaranteed.

		Time-Based Equity	Aligns long-term interests of executive and stockholders Retains key talent and rewards creation of long-term stockholder value
40% of long-term equity incentives
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Time-based vesting with three-year continued service required to vest.

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The value of the time-based equity award links directly to AECOM’s stock price increases and decreases.

Compensation Governance,
Process and Decisions
Executive Pay Philosophy
Our executive pay program is designed to support our strategy to deliver industry leading profitable growth and stockholder value creation. It is underlined by our compensation philosophy that aims to attract and retain the best and brightest in our industry and recognize and reward outstanding achievements that drive long-term profitable growth and create stockholder value.
Pillars of our Executive Pay Program
Market Competitive:   Assess NEO target pay levels against market compensation data prepared by our independent compensation consultant
Pay Supports Strategy:   Design incentive metrics to drive achievement of long-term financial and strategic objectives
Performance-Based:   Impose performance conditions on the majority of the compensation that may be paid to our NEOs
Rigorous Goal Setting:   Require performance that meets investor guidance and/or outperforms our industry for target payout on incentive-based compensation
Stockholder Alignment:   Align a significant portion of NEO total compensation opportunity with our stockholders through long-term equity awards, the majority of which must be earned by achieving pre-established, multi-year performance standards
Compensation Process
Compensation decisions are made as part of a year-long review and collaborative process among the following:
Management

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Engages with investors and reviews feedback on NEO compensation and compensation program

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Reviews programs following a rigorous financial planning process

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CEO conducts performance reviews for other NEOs and recommends compensation to the Compensation Committee

Independent Consultant
• Provides the committee with market data with respect to NEO benchmark pay levels and input on executive compensation plans and program design
Compensation Committee
• Engages with investors and reviews feedback on NEO compensation and compensation program • Evaluates the CEO’s performance • Reviews and approves all NEO compensation and compensation programs

The Compensation Committee, which is composed solely of independent directors, has been authorized to determine and approve compensation for AECOM’s executive officers. As part of the annual compensation planning process for NEOs, the Compensation Committee reviews their base salary, short-term and long-term incentive compensation, with a focus on the total reward package. As further described below, the Compensation Committee looks to a peer group of companies, as well as the broader market, as a baseline for compensation decisions for NEOs. However, AECOM does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the compensation peer group or broader market. Instead, when determining compensation for executive officers, the Compensation Committee takes into account a broad array of factors, including the experience level of the individuals in their current positions, the overall financial and strategic performance of the Company during the year and the performance and contribution of each executive during the year relative to individual, predefined goals and objectives. Differences in compensation levels for our NEOs are driven by the Compensation Committee’s assessment, in its judgment, of each of our executive’s responsibilities, experience and compensation levels for similar positions at peer companies. Except as otherwise noted in this Compensation Discussion & Analysis, the Compensation Committee’s determinations are subjective and the result of business judgment informed by members’ experiences, analysis of peer company data, input from the independent consultant, and overall compensation trends.
Role of the Compensation Committee

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Reviews the Company’s financial, strategic and operational metrics and goals, compensation peer group and approves the performance objectives of the CEO and other executive officers.

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Approves design changes to the executive compensation program, as applicable.

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Reviews full year Company financial and strategic performance to understand accomplishments relative to established objectives.

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Evaluates the CEO’s performance in light of the review of Company performance.

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Discusses with the CEO his evaluation of the performance of each of the other executive officers relative to their individual performance objectives.

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Determines compensation amounts for the CEO and each of the other executive officers, taking into account:

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Prior year’s compensation;

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Performance assessments;

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Market considerations;

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Individual performance and retention considerations;

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Input from the Compensation Committee’s independent compensation consultant; and

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For the other NEOs, the CEO’s recommendations.

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Reviews and approves the grants and payouts of long-term incentive equity awards, including certification of the financial results that support awards made under the annual and long-term incentive programs.

With respect to individual long-term incentive equity awards, the Compensation Committee considers individual performance, market data, including compensation for comparable positions at peer companies, and the strategic importance of the NEO’s position to determine a dollar denominated long-term incentive equity value to be awarded to each NEO. The dollar value awarded by the Compensation Committee to each NEO is then converted into a specific number of units, based on the fair market value of AECOM common stock on the date of grant.
Compensation and Organization Committee’s Independent Compensation Consultant
The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. The Compensation Committee engaged the services of the consulting firm Exequity LLP. During fiscal year 2023, the consultant provided data on the compensation and relative performance of compensation peer group companies as well as general industry data to the Compensation Committee, made presentations on regulatory and legislative matters affecting executive compensation, provided advice on the degree to which compensation arrangements are consistent with market practices, and consulted on other executive compensation matters as needed. Exequity LLP does not provide any services to the Company other than advising the Compensation Committee on executive and non-employee director compensation matters.
The Compensation Committee has assessed the independence of Exequity LLP, considering the following six factors and other factors that it deemed relevant: (1) other services provided to the Company by Exequity LLP, (2) the amount of fees paid by the Company to Exequity LLP as a percentage of Exequity LLP’s total revenue, (3) the policies or procedures maintained by Exequity LLP that are designed to prevent conflicts of interest, (4) any business or personal relationships between the individual employees of Exequity LLP involved in the engagement and a member of the Compensation Committee, (5) any AECOM stock owned by Exequity LLP’s employees involved in the engagement and (6) any business or personal relationships between our executive officers and Exequity LLP or the employees of Exequity LLP involved in the engagement. Following such assessment, the Compensation Committee concluded that Exequity LLP is independent and that Exequity LLP’s work raises no conflicts of interest.

Assessing Competitive Practice
As part of its due diligence when making compensation decisions, the Compensation Committee examines pay data for a group of comparable companies to stay current with market pay practices and trends and to understand the competitiveness of the Company’s total compensation and its components of pay. The Compensation Committee uses the compensation peer group and market survey data for informational purposes. The Company does not target a specific percentile or make significant pay decisions based on market data alone. The Compensation Committee considers Company performance as well as the level of responsibility, experience and tenure of the individual and performance in the role.
Fiscal Year 2023 Compensation Peer Group
In connection with the ongoing transformation of the Company into a Professional Services business, the Compensation Committee refreshed the Company’s compensation peer group (the “Compensation Peer Group”) in 2022 to align with the Company’s strategic profile by identifying the Company’s competitors for talent and taking into consideration other various measures of size, scope, and complexity, with a focus on revenue, enterprise value, and net service revenue. The 2023 peer group was unchanged.
Booz Allen Hamilton	Leidos Holdings	Stantec
EMCOR Group	MasTec	Tetra Tech
Fluor	Parsons	WSP Global
Jacobs Solutions Inc.	Quanta Services
KBR	SNC-Lavalin Group
Stockholder Engagement and Responsiveness
We continue to engage our stockholders on an on-going basis to solicit feedback on all matters including our executive pay program. In fiscal year 2023, we directly engaged with stockholders who collectively own greater than 50% of our outstanding shares. Stockholders affirmed their support for the Company’s compensation philosophy, chosen metrics, and resulting pay-for-performance alignment, as evidenced by last year’s high level of support for the Company’s directors and executive compensation program, and continued to emphasize an expectation for best-in-class ESG disclosure, governance, and pay for performance alignment.

Elements of Our Named Executive
Officer Compensation
The following is a discussion of the primary elements of fiscal year 2023 compensation for each of our NEOs. For 2023, our NEOs were:
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Troy Rudd, our Chief Executive Officer,

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Gaurav Kapoor, our Chief Financial & Operations Officer,

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Lara Poloni, our President,

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David Gan, our Chief Legal Officer, and

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Todd Battley, our Chief Strategy Officer.

Base Salaries

Our Compensation Committee adjusts the base salaries of our NEOs in connection with its periodic review of each NEO’s performance, any change in responsibility, and competitive talent market conditions. The following sets forth the fiscal year 2023 base salary increases for each NEO:
NEOs	2022	2023(1)	% Change
Troy Rudd	$1,208,000	$1,275,000	5.5%
Gaurav Kapoor	$720,000	$770,400	7.0%
Lara Poloni	$780,000	$800,330	2.6%
David Gan	$575,000	$586,500	2.0%
Todd Battley	$475,000	$487,400	2.6%

(1)
Salary increase, as applicable, effective January 1, 2023 with the beginning of the calendar year. Salaries disclosed in the “Summary Compensation Table” reflect actual amounts paid in the applicable fiscal year.

The base salary increase for Mr. Kapoor reflects his expanded oversight of operational areas. The Compensation Committee believes that our NEOs’ base salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive.

Annual Incentives

Our Compensation Committee establishes a short-term incentive award opportunity to be paid to each NEO upon achieving certain annual individual and company performance goals under the Executive Incentive Plan (“EIP”). For fiscal year 2023, the Compensation Committee approved the following targets, shown as a percentage (%) of base salary and in dollar amounts ($), for the NEOs:
Annual Target Incentives (NEOs)	2022(1)		2023(1)
Troy Rudd	125%	$1,510,000	125%	$1,593,750
Gaurav Kapoor	100%	$720,000	100%	$770,400
Lara Poloni	110%	$858,000	110%	$880,363
David Gan	100%	$575,000	100%	$586,500
Todd Battley	100%	$475,000	100%	$487,400

(1)
Bonus targets reflect amounts approved as part of the annual compensation planning process for the fiscal year.

For fiscal year 2023, the Compensation Committee approved performance measures for our NEOs as set forth in the table below to support our strategy for attaining long-term profitable growth and stockholder value creation. The targets for each of the financial metrics align with the earnings guidance provided to our stockholders and our financial plan.

Metric	Why Selected
Free Cash Flow
Free cash flow both measures and incentivizes allocation of capital in a disciplined manner to high-return investments and encourages working capital conversion. Free cash flow is also critical to our capital allocation policy, which is to return substantially all available cash flow to stockholders, and contributes to ROIC, another key metric. Because free cash flow is a key metric for our investors and is included in our financial guidance, we selected it as a performance measure in fiscal 2023 to replace operating cash flow.

Adjusted EBITDA
Adjusted EBITDA incentivizes achievement of the our annual financial plan, which includes delivering high-value organic revenue growth, margin expansion, and disciplined investments in growth initiatives, employee development programs, and innovation.

NSR Segment Adjusted Operating Margin %
NSR Segment Adjusted Operating Margin% focuses on underlying operational performance, including executing our strategy, which emphasizes profitable growth, and investing through our margins to deliver for today and deliver more in the future.

Key Performance Indicator (“KPI”) Assessment
KPI Assessment encourages focus on the achievement of the Company’s non-financial strategic objectives including sustainability and ESG goals. These KPIs are developed for each NEO and, in the instance of our CEO, include such non-financial strategic objectives as:
•
Total recordable incident rate of no greater than 0.11, which would continue to lead the industry

•
Percentage of women in leadership of greater than 20%, consistent with the Company’s near-term targets included in its Sustainable Legacies strategy

•
Voluntary attrition of high-performers of less than 10%, which would exceed benchmark levels

•
Employee satisfaction as reflected by the percentage of employees that would recommend AECOM as a great place to work as indicated in the Company’s bi-annual all-employee survey of at least 70%, which would continue to significantly exceed industry benchmark levels

Annual Incentive Calculations

For fiscal year 2023, each of the NEOs was measured on the following financial metrics and performance results:
Financial Metrics*	Weighting Percentage	Threshold Amount($) (0% Payout)	Target Amount($) (100% Payout)	Maximum Amount($) (200% Payout)	Actual Amount($)	Earned Percentage**
Free Cash Flow	30%	$460.0	$575.0	$690.0	$590.7	34.1%
Adjusted EBITDA	30%	$864.0	$960.0	$1,056.0	$963.9	31.2%
NSR Segment Adjusted Operating Margin %	20%	13.2%	14.7%	16.2%	14.7%	20.5%
KPIs	20%	Varies by Individual NEO				See below

*
See Annex A, Reconciliation of Non-GAAP Items.

**
Linear interpolation is applied for outcomes between those shown in the illustration.

Additionally, each NEO received KPI assessment results based on their individual contributions to the Company’s strategic plan. Total earned percentage payouts were determined based on the combined earned percentages from both the financial metrics and KPI results as follows:

	Individual KPIs		Earned Percentage of Financial Metrics (See above)	Total Annual Incentive Earned Percentage (Sum of KPI plus Financial Metrics)
KPIs	KPI Score	KPI Score 20% Weighting	Score Weighting
Troy Rudd	100.0%	20.0%	85.8%	105.8%
Gaurav Kapoor	100.0%	20.0%	85.8%	105.8%
Lara Poloni	100.0%	20.0%	85.8%	105.8%
David Gan	100.0%	20.0%	85.8%	105.8%
Todd Battley	100.0%	20.0%	85.8%	105.8%
Key Performance Indicator Assessment
With respect to each of our NEOs, the KPI assessment focuses on the individual’s contributions to objectives that are part of the Company’s strategic plan. For fiscal year 2023, the following details the KPI assessment goals and actual results achieved by our CEO; the KPIs for all other NEOs are a subset of our CEO’s.
NEO	Achievements
Troy Rudd
•
Extended Track Record of Delivering on All Financial Objectives:   Delivered performance at or above our financial guidance on all metrics, highlighted by 9% organic NSR growth in the design business, record full year adjusted operating margins, earnings per share performance that exceeded the mid-points of both our original and increased guidance, along with continued strong cash flow that exceeded the mid-point of guidance.

•
Executed Strategic Plan, Positioning the Company for Continued Success:   Full year total new wins and win rate in the design business achieved an all-time high in fiscal 2023, contributing to total design backlog growth of 13%. Design backlog was at a record high, including 15% growth in contracted backlog, which is the best leading indicator of future performance. As a result, the earnings potential of the organization has never been stronger.

•
Expanded Addressable Market:   Successfully more than doubled the size of our Program Management business over the past three years, exceeding our expectations. As a result of the growth of this business, the Company has successfully expanded its addressable share of the high-value elements of global infrastructure investment. In addition, with our ongoing investment in digital innovation, we are realizing the benefits of our scale to create delivery efficiencies, new ways of solving problems, and enhanced the client experience.

•
Strong Progress Against Sustainability, Safety, Talent and Governance Objectives:   Continue to advance the Company’s Sustainable Legacies strategy, including continuing to expand our ESG Advisory business to advise clients on their multi-decade sustainability and resilience initiatives. In addition, we further advanced the diversity of our workforce, highlighted by the achievement of our near-term 20% goal for percentage of women in leadership, and continued to foster a strong culture of safety with a total recordable incident rate (TRIR) of 0.06, which reflects continued industry-leading safety performance. Reflecting strong employee satisfaction, 76% of our employees would recommend AECOM as a great place to work, which substantially exceeds Professional Services benchmarks and our own targets.

•
Maximized Stockholder Value:   Reflecting strong financial performance and balance sheet, we allocated approximately $475 million to stockholders through share repurchases and dividends. Our balance sheet remains a competitive advantage with 0.9x net leverage and approximately 80% of our

NEO	Achievements
debt fixed, swapped to fixed, or capped over the next several years and no bond maturities until 2027.
Lara Poloni
•
Delivered Growth:   NSR continued to accelerate in fiscal 2023, highlighted by 9% organic growth in the design business. In addition, backlog in the design business increased by 13% to an all-time high level, including 15% contracted backlog growth, reflecting a continued record high win rate, including a greater than 80% win rate on the Company’s largest and most critical pursuits.

•
Continued Strong Client Delivery:   Achieved record high levels of client satisfaction while delivering against our fiscal year 2023 financial plan. Continued to expand capacity of our Enterprise Capability Centers significantly ahead of plan, which has grown at a 20%+ CAGR since fiscal 2020.

•
Advanced Key ESG Initiatives:   Continued to co-lead our Global ESG Council in fiscal year 2023, which is responsible for sustainability and resilience initiatives across the Company, highlighted by a continued reduction in Scope 1, 2 and 3 emissions.

Gaurav Kapoor
•
Extended Track Record of Delivering on All Financial Objectives:   Delivered performance at or above our guidance on all metrics, highlighted by 9% organic NSR growth in the design business, record full year margins, earnings performance that exceeded the mid-points of both our original and increased guidance, and continued strong cash flow.

•
Expanded Oversight of Operational Areas: Successfully expanded oversight responsibility of key IT, risk and other functions to help ensure continued strong performance across operations.

•
Continued Strong Balance Sheet and Financial Position:   Well-positioned with strong financial flexibility to operate with certainty, highlighted by net leverage of 0.9x. In addition, approximately 80% of our debt is fixed, swapped to fixed, or capped over the next several years and we have no bond maturities until 2027. As a result, we have well-positioned the Company in a rising rate environment with a balance sheet that provides a competitive advantage.

•
Execution of Our Capital Allocation Priorities:    Successfully allocated approximately $475 million to stockholders through share repurchases and dividends in fiscal 2023. From September 2020 through September 2023, we repurchased $1.8 billion of stock, which has reduced the Company’s shares outstanding by approximately 15% and is contributing to enhanced per share value creation.

David Gan
•
Risk Management:   Successfully advanced or resolved long-standing matters while expanding processes and teams to limit exposure to financial and project risk, including a further enhanced screen on all new projects for ESG-related risk factors.

•
Continued Strong Ethics and Governance:   Achieved 100% compliance on annually required ethics, compliance, cybersecurity and ESG training. No material ethics incidents in fiscal 2023 and AECOM was recognized by Ethisphere as one of the 2023 World’s Most Ethical Companies for a seventh year.

•
Advanced Key ESG Initiatives: Continued to co-lead our Global ESG Council in fiscal year 2023, which continued to drive sustainability and resilience across the company, highlighted by a continued reduction in Scope 1, 2 and 3 emissions.

NEO	Achievements
Todd Battley
•
Continued Strong Client Delivery:   Achieved record high levels of client satisfaction while delivering against our fiscal year 2023 financial plan.

•
Advanced Digital Transformation:   Advanced key digital delivery initiatives within the Company that are transforming how we deliver for clients, such as computational design and AI-enabled tools that accelerate the time to deliver by up to 300%, while also growing our Digital Consulting business by more than 35% in fiscal 2023.

•
Honed Growth Focus:   Continued to drive the annual strategic planning process across the business to focus on growth, resulting in increased win rates, including increased win rates on strategic pursuits.

Long-Term Incentives

Long-term incentive equity awards reward the creation of long-term stockholder value and achievement of key metrics over a longer-term period, aligning our NEOs’ interests with those of our stockholders by linking the value of our NEOs’ compensation to AECOM’s stock price. The PEP awards are subject to performance metrics that drive the successful execution of our long-term strategy to build sustainable profitable growth and stockholder value, and both the PEP awards and RSU awards serve as a retention tool for our NEOs with 3-year continued service vesting requirements.
Long-Term Equity Incentive Award
As part of its review of fiscal year 2023 performance, the Compensation Committee analyzed the role and responsibilities of each NEO, including their past and current performance history, and prevailing market practices with respect to our Compensation Peer Group and across industries. Based on these factors (as well as taking into consideration the Compensation Committee’s collective experience regarding appropriate annual equity grant levels), the Compensation Committee approved the following equity awards in fiscal year 2023:
NEOs	2022	2023	% Change
Troy Rudd	$5,778,000	$7,700,000	33.3%
Gaurav Kapoor	$1,750,000	$2,000,000	14.3%
Lara Poloni	$1,900,000	$2,100,000	10.5%
David Gan	$1,200,000	$1,250,000	4.2%
Todd Battley	$750,000	$900,000	20.0%
For fiscal year 2023, the long-term incentive equity award received by each NEO was comprised of the following:
Type	Weighting Percentage	Performance Measures and Vesting Requirements
PEP	60%
Metrics:
–
1/3rd to vest based on 3-year Relative TSR

–
1/3rd to vest based on 3-year average ROIC(1) achievements

–
1/3rd to vest based on 1-year, 2-year average, and 3-year average Adjusted EPS Growth(2)

RSU	40%	Continued service over 3-years

(1)
Defined as the 3-Year Average Annual Adjusted NOPAT divided by the 3-Year Average Quarterly Invested Capital. Adjusted NOPAT is Adjusted Attributable Net Income plus Adjusted Interest Expense net of Interest Income (tax effected at a normalized 28.5% rate). Adjusted Attributable Net Income is defined as Net Income Available to Common Stockholders excluding foreign exchange gains/losses on forward contracts related to financing, acquisition and integration related expenses, transaction related expenses, transformational restructuring related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets. Adjusted Interest Expense excludes financing charges in interest expense. Invested Capital is Attributable Shareholders

Equity plus Total Debt less Cash and Cash Equivalents (all per balance sheet). Quarterly Invested Capital is defined as the beginning and ending balance of each respective quarter excluding (1) any balance with respect to all at-risk businesses to be sold and (2) changes to Accumulated Other Comprehensive Loss (i.e., held flat at Q4 FY2023 ending actuals).
(2)
Adjusted EPS Growth is calculated as (a) Adjusted Attributable Net Income (as defined in footnote 1) divided by (b) the Weighted Average Number of Common Shares Outstanding, on a diluted basis, for a fiscal year, including any impact from share repurchases.

The Compensation Committee sets performance targets that it believes to be rigorous and challenging. The targets for ROIC and Adjusted EPS included in our PEP design constitute competitively sensitive information. Accordingly, the targets are not disclosed here but align with the Company’s long-term plan and/or guidance provided to stockholders at the time the targets were approved.
The Relative TSR goals measure performance against the Compensation Peer Group and are as follows:
Metric	Threshold	Target	Maximum
Relative TSR	25th percentile	55th percentile	75th percentile

Performance Earnings Program —
2023 Achievements and Payouts

Fiscal Year 2021 (PEP21)

PEP21 has a three-year performance period to measure ROIC and Relative TSR, and a 1-year, 2-year, and 3-year performance period to measure average Adjusted EPS Growth. The table below details the final performance results.
Fiscal Years 2021 – 2023	Threshold (0% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Actual Payout (%)
ROIC	12.6%	14.0%	15.4%	16.2%	200.0%
Relative TSR	25th percentile	55th percentile	75th percentile	57th percentile	110.7%
Adjusted EPS Growth
1-Year	14.2%	17.8%	21.3%	22.0%	200.0%
2-Year	9.7%	12.1%	14.5%	19.2%	200.0%
3-Year	8.0%	10.0%	12.0%	12.4%	200.0%
Prior to approving the PEP21 payout, the Compensation Committee reviewed the Company’s stock price performance and Relative TSR as compared to the peer group during the PEP21 performance period to confirm alignment between pay and performance. The Compensation Committee determined that the Company’s stock price performance supported the PEP21 payout as the Company’s market capitalization increased by approximately $4.7 billion or 71% over the performance period. Importantly, as shown below, the Company’s stock also outperformed the broader stock market, as represented by the S&P 500 index, over that time period by nearly 50%.
The Committee also determined the Company’s Relative Total Stockholder Return during the PEP21 performance period of 52.6% compared to our ISS peer group and 57.1% compared to our fiscal year 2021 proxy peer group supported the PEP21 payout.

Fiscal Years 2022 (PEP22) and 2023 (PEP23)

PEP22 and PEP23 have three-year performance periods to measure ROIC and Relative TSR, and a 1-year, 2-year, and 3-year performance period to measure average Adjusted EPS Growth.
The Compensation Committee sets performance targets that it believes to be rigorous and challenging. Because pre-established targets for financial metrics are competitively sensitive, they are not disclosed here. However, all targets align with the Company’s long-term plan and/or guidance to stockholders and are designed to drive performance that further enhances long-term stockholder value creation.
For both PEP22 and PEP23, the Relative TSR goals are as follows:
Metric	Threshold (0% Payout)	Target (100% Payout)	Maximum (200% Payout)
Relative TSR	25th percentile	55th percentile	75th percentile
100% target payout for Relative TSR requires outperformance against the current Compensation Peer Group at the end of the performance period at the 55th percentile. There is no payout below the 25th percentile and Relative TSR of 75th percentile or higher would result in a 200% payout. Linear interpolation is applied for outcomes between those shown in the illustration above.

Other Programs, Policies and Guidelines

Stock Ownership Guidelines for Named Executive Officers

NEOs are subject to stock ownership guidelines, which helps to ensure that their interests are aligned with those of stockholders. Under the guidelines, AECOM’s CEO is required to maintain ownership of AECOM stock at six times base salary and the other NEOs at three times base salary. The minimum number of shares required to meet the guideline is updated annually based on each executive’s salary and the 12-month trailing average AECOM stock price. Shares owned directly and indirectly, restricted stock units and vested stock options/shares are counted toward the guidelines. NEOs have five full fiscal years, starting from the date an executive is first subject to the guidelines, to comply.
The table below outlines the stock ownership of the NEOs as of October 1, 2023.
Named Executive Officers	Guideline — Salary Multiple	Actual — Salary Multiple
Troy Rudd	6.0	16.5
Gaurav Kapoor	3.0	7.8
Lara Poloni	3.0	10.8
David Gan	3.0	6.7
Todd Battley	3.0	5.1

Benefit, Retirement and Perquisite Programs

To protect our executives’ health and well-being, facilitate the operation of the business, retain current executives and recruit new executives, AECOM’s NEOs are eligible to participate in benefit plans that are available to a substantial amount of all employees, including participation in retirement plans, medical insurance, dental insurance, life insurance, disability insurance, and time-off programs. Further, the Company offers certain additional benefits only to executive officers and other senior officers, where applicable, which consist of the following:
•
Executive Annual Physical Program.   AECOM provides an annual complete executive physical examination benefit at no cost to each NEO.

•
Executive Life Insurance.   AECOM provides company paid life insurance coverage as a multiple of base salary up to a maximum benefit of $2 million for each NEO.

•
Executive Disability Program.   AECOM provides an Executive Disability Program, which offers salary replacement of up to 60% of base salary in the event of an executive’s disability (maximum $25,000 per month).

•
AECOM Executive Deferred Compensation Plan.   A non-qualified deferred compensation plan that enables highly compensated U.S. employees to defer income tax on components of their compensation.

•
Executive Relocation Policy.   AECOM provides relocation support to our most senior leadership. Executives draw from a budget to choose from a suite of relocation services.

•
Perquisites.   The Company believes that offering certain limited perquisites facilitates the operation of AECOM’s business and assists in executive retention.

Employment Agreements, Severance Benefits and Change in Control Provisions

See the “Payments and Benefits upon Termination or Change in Control” section of this Proxy Statement for a description of the benefits provided to our NEOs under the AECOM Senior Leadership Severance Plan, the AECOM Technology Corporation Change in Control Severance Policy for Key Executives, as well as agreements with certain of our NEOs.

Clawback Provisions

In November 2023, the Board approved the Company’s updated clawback policy in compliance with Rule 10D-1 under the Exchange Act and NYSE Listing Standards. The clawback policy requires the Company to recover incentive-based compensation made to current and former executive officers that is granted, earned or vested based upon the attainment of a financial reporting measure in the event of an accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws.

Hedging and Anti Pledging

The Company’s insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Exchange Act) and certain other employees designated as insiders from engaging in any hedging or monetization transactions, such as zero cost collars and forward sale contracts, involving Company securities.
In addition, the policy prohibits directors, executive officers and employees from buying shares on margin and the pledging of Company securities except in certain limited circumstances subject to Company approval and demonstration of the individual’s ability to repay the applicable loan without selling such securities.

Report of the Compensation and
Organization Committee of the Board
of Directors
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted,
Daniel R. Tishman, Chair Bradley W. Buss Douglas W. Stotlar Sander van ’t Noordende

Executive Compensation Tables
The following tables provide information regarding the compensation awarded to or earned during fiscal year ended September 30, 2023, 2022 and 2021 by our NEOs.

Summary Compensation Table for Fiscal Years 2023, 2022 and 2021

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Troy Rudd CEO	2023	$1,254,387	$8,306,165	$1,686,948	$7,840	$204,612(4)	$11,459,952
	2022	$1,190,463	$6,278,345	$1,747,358	$4,062	$281,964	$9,502,192
	2021	$1,000,002	$3,125,010	$1,896,626	$3,847	$499,195	$6,524,680
Gaurav Kapoor Chief Financial & Operations Officer	2023	$754,894	$2,157,570	$815,451	$0	$37,556(5)	$3,765,471
	2022	$703,079	$1,901,606	$833,177	$0	$19,701	$3,457,563
	2021	$575,000	$1,375,303	$901,198	$0	$22,773	$2,874,274
Lara Poloni(9) President	2023	$757,776	$2,265,426	$931,844	$0	$261,408(6)	$4,216,454
	2022	$774,935	$2,064,668	$950,004	$0	$21,160	$3,810,767
	2021	$750,262	$1,134,893	$1,209,314	$0	$15,957	$3,110,426
David Gan Chief Legal Officer	2023	$582,962	$1,348,425	$620,797	$0	$42,120(7)	$2,594,304
	2022	$589,424	$1,303,964	$607,885	$0	$29,645	$2,530,918
	2021	$535,578	$1,163,730	$834,515	$0	$21,049	$2,554,872
Todd Battley(9) Chief Strategy Officer	2023	$453,832	$970,882	$487,259	$0	$21,303(8)	$1,933,276
	2022	$469,996	$815,087	$502,202	$0	$18,463	$1,805,748
	2021	$416,616	$529,008	$493,729	$0	$15,957	$1,455,310

(1)
Includes any amounts deferred under our qualified defined contribution plan or our non-qualified deferred compensation plan. For more information regarding amounts deferred into the non-qualified deferred compensation plan, please refer to the “EXECUTIVE NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2023” table. The fiscal year 2023, 2022, and 2021 compensation amounts are for a 52-week fiscal year.

(2)
These amounts represent the grant date fair value of the stock awards granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718 as described below and in the “Grants of Plan-Based Awards for Fiscal Year 2023” table.

The grant date fair value amounts in this column for fiscal year 2023 are based on the following calculations:
•
The grant date fair value of PEP awards subject to financial performance vesting conditions is calculated based upon the number of target PEP units granted multiplied by 66.7% and by the common stock price of $83.67 on the day of grant for the awards issued on December 15, 2022. The grant date fair value of PEP awards subject to relative TSR market conditions is calculated based upon the number of target PEP units granted multiplied by 33.3% and by the Monte Carlo value of $116.60 on December 15, 2022.

•
The annual RSU awards granted on December 15, 2022 are calculated based upon the number of RSUs granted multiplied by the closing common stock price of $83.67 on the grant date.

With respect to the PEP awards, these amounts represent the value based on the target performance as of the grant date. As discussed in the Compensation Discussion and Analysis, two thirds, or 66.7%, of the PEP2023 awards are subject to performance vesting conditions (ROIC and Adjusted EPS Growth) and one third, or 33.3%, are subject to a market condition (Relative TSR). The value of the financial metrics portion (66.7%) of the PEP2023 awards based on maximum performance is as follows: Mr. Rudd — $6,160,009 (55,217 PEP2023 units granted × 66.7% × $83.67 grant price × 200% maximum payout), Mr. Kapoor — $1,600,105 (14,343 PEP2023 units granted × 66.7% × $83.67 grant price × 200% maximum payout), Ms. Poloni — $1,680,094 (15,060 PEP2023 units granted × 66.7% × $83.67 grant price × 200% maximum payout), Mr. Gan — $1,000,024 (8,964 PEP2023 units granted × 66.7% × $83.67 grant price × 200% maximum payout), and Mr. Battley — $720,008 (6,454 PEP2023 units granted × 66.7% × $83.67 grant price × 200% maximum payout). PEP2023 awards cliff vest after a three-year performance period on December 15, 2025 based on cumulative performance against performance goals and continued employment over that period (except in the case of certain qualifying terminations). RSU awards cliff vest on the third anniversary of the grant date (December 15, 2025), subject to continued employment through the applicable vesting date (except in the case of certain qualifying terminations).
The “Grants of Plan-Based Awards for Fiscal Year 2023,” “Outstanding Equity Awards for Fiscal Year End 2023” and the “Option Exercises and Stock Vested for Fiscal Year 2023” tables include additional information with respect to all awards outstanding as of September 30, 2023.
(3)
These amounts represent the annual bonus/short term incentive compensation earned by the NEOs in their respective fiscal years. See “Compensation Discussion and Analysis — 2023 Elements of our Named Executive Compensation” for a description of this short-term incentive program. These figures include any amounts deferred under the Company’s qualified defined contribution and nonqualified deferred compensation plan.
(4)
This amount includes a Company match in the AECOM Retirement and Savings Plan (“RSP”), executive life insurance and long-term disability premiums, $111,679 dividend payments from vested shares, and $79,740 in membership dues.

(5)
This amount includes executive life insurance premiums, membership dues, Company-paid charitable match, and $12,542 dividend payments from vested shares.

(6)
This amount includes executive life insurance premiums, Australian superannuation payments, $42,612 dividend payments from vested shares, and $209,140 in relocation expenses. Costs related to relocation arise from the move of the Company’s President from Melbourne, Australia to corporate headquarters in Dallas, TX.

(7)
This amount includes a Company match in the RSP, executive life insurance and long-term disability premiums, Company-paid parking, entertainment, Company-paid charitable match, and $15,607 dividend payments from vested shares.

(8)
This amount includes $17,121 in Australian superannuation payments.

(9)
The amounts for fiscal 2023 reported in this table for Ms. Poloni and Mr. Battley that are paid in AUD have been converted to USD using the average exchange rate for fiscal year 2023 (1 AUD = 0.663121 USD).

Grants of Plan Based Awards for Fiscal Year 2023

The Compensation Committee typically considers and approves nonequity incentive (“STI”) targets and long-term incentive equity awards in the first quarter of each fiscal year at regular meetings. The following table sets forth information with respect to nonequity incentive targets and long-term incentive equity awards granted to NEOs during the fiscal year ended September 30, 2023.
Name and Principal Position			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock/ Units	Grant Date Fair Value of Stock and Option Awards(3)
	Grant Type	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)
William T. Rudd CEO	STI	10/1/2022	$0	$1,593,750	$3,187,500	—	—	—	—	$0
	PEP	12/15/2022	—	—	—	0	55,217	110,434	—	$5,226,105
	RSU	12/15/2022	—	—	—	—	—	—	36,812	$3,080,060
Gaurav Kapoor CFO	STI	10/1/2022	$0	$770,400	$1,540,800	—	—	—	—	$0
	PEP	12/15/2022	—	—	—	0	14,343	28,686	—	$1,357,517
	RSU	12/15/2022	—	—	—	—	—	—	9,562	$800,053
Lara Poloni President	STI	10/1/2022	$0	$880,363	$1,760,726	—	—	—	—	$0
	PEP	12/15/2022	—	—	—	0	15,060	30,120	—	$1,425,379
	RSU	12/15/2022	—	—	—	—	—	—	10,040	$840,047
David Gan Chief Legal Officer	STI	10/1/2022	$0	$586,500	$1,173,000	—	—	—	—	$0
	PEP	12/15/2022	—	—	—	0	8,964	17,928	—	$848,413
	RSU	12/15/2022	—	—	—	—	—	—	5,976	$500,012
Todd Battley Chief Strategy Officer	STI	10/1/2022	$0	$487,400	$974,800	—	—	—	—	$0
	PEP	12/15/2022	—	—	—	0	6,454	12,908	—	$610,850
	RSU	12/15/2022	—	—	—	—	—	—	4,303	$360,032

(1)
See “Compensation Discussion and Analysis — 2023 Elements of our Named Executive Compensation” for a description of this short-term incentive program.

(2)
The target for the PEP2023 awards is 100% of the granted PEP units. The maximum for the PEP2023 awards is 200% of the granted PEP units.

(3)
The grant date fair value amounts in this column are based on the following calculations:

•
The grant date fair value of PEP awards subject to financial performance vesting conditions is calculated based upon the number of target PEP units granted multiplied by 66.7% and by the common stock price of $83.67 on the day of grant for the awards issued on December 15, 2022. The grant date fair value of PEP awards subject to relative TSR market conditions is calculated based upon the number of target PEP units granted multiplied by 33.3% and by the Monte Carlo value of $116.60 on December 15, 2022. These PEP awards will cliff vest 100% on December 15, 2025, following the close of the three-year vesting period, provided the performance conditions are achieved, subject to continued employment through the vesting date (except in the case of certain qualifying terminations).

•
The annual RSU awards granted on December 15, 2022 are calculated based upon the number of RSUs granted multiplied by the closing common stock price of $83.67 on the grant date. These annual RSU awards will cliff vest 100% on December 15, 2025, subject to continued employment through the vesting date (except in the case of certain qualifying terminations).

Outstanding Equity Awards at Fiscal Year-End 2023

The following table sets forth information with respect to all outstanding equity awards held by the NEOs as of September 30, 2023.
Name	Option Award					Stock Award
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares or Units That Have Not Vested
							Number (#)(1)	Market Value ($)(2)		Number (#)(3)	Market or Payout Value ($)(4)
Troy Rudd	0(5)	106,194(5)	0(5)	$38.72	8/15/2027	RSU2023	36,812	$3,056,868
						RSU2022	30,940	$2,569,258
						PEP2023	12,270	$1,018,938	PEP2023	42,947	$3,566,319
						PEP2022	17,828	$1,480,473	PEP2022	44,052	$3,658,078
						PEP2021	101,310	$8,412,782
Gaurav Kapoor						RSU2023	9,562	$794,028
						RSU2022	9,371	$778,168
						RSU2021	10,861	$901,897
						PEP2023	3,187	$264,676	PEP2023	11,156	$926,394
						PEP2022	5,400	$448,416	PEP2022	13,343	$1,108,003
						PEP2021	27,728	$2,302,533
Lara Poloni						RSU2023	10,040	$833,722
						RSU2022	10,175	$844,932
						PEP2023	3,347	$277,907	PEP2023	11,713	$972,648
						PEP2022	5,863	$486,856	PEP2022	14,486	$1,202,917
						PEP2021	36,793	$3,055,291
David Gan						RSU2023	5,976	$496,247
						RSU2022	6,426	$533,615
						RSU2021	9,190	$763,138
						PEP2023	1,992	$165,416	PEP2023	6,972	$578,955
						PEP2022	3,703	$307,483	PEP2022	9,149	$759,733
						PEP2021	23,463	$1,948,368
Todd Battley						RSU2023	4,303	$357,321
						RSU2022	4,017	$333,572
						RSU2021	4,178	$346,941
						PEP2023	1,434	$119,098	PEP2023	5,020	$416,861
						PEP2022	2,315	$192,197	PEP2022	5,718	$474,823
						PEP2021	10,665	$885,622

(1)
This column represents the aggregate number of shares subject to RSU2023, RSU2022, RSU2021, PEP2023, PEP2022, and PEP2021 awards that were subject only to service-based vesting as of September 30, 2023. For PEP2023, the number of earned PEP units reflects fiscal year 2023 adjusted EPS growth performance of 200%. For PEP2022, the number of earned PEP units reflects fiscal year 2022 adjusted EPS growth performance of 200% and fiscal year 2023 two-year average adjusted EPS growth performance of 145.7%. For PEP2021, the number of earned PEP units is based on the actual performance of 170.2%.

(2)
This column represents the aggregate number of shares subject to RSU2023, RSU2022, RSU2021, PEP2023, PEP2022, and PEP2021 awards that were subject only to service-based vesting as of September 30, 2023, multiplied by the September 29, 2023 common stock price of $83.04 per share.

(3)
This column represents the number of shares subject to PEP2023 and PEP2022 units that were unearned and unvested as of September 30, 2023. The number of PEP units is based on estimated performance at target of 100% for PEP2023. For PEP2022, the number of PEP units is based on the estimated performance of 150% for two thirds, or 66.7%, of the awards that are subject to performance vesting conditions (ROIC and Adjusted EPS Growth) and on estimated performance at target of 100% for one third, or 33.3%, of the awards that are subject to a market condition (Relative TSR).

(4)
This column represents the number of PEP2023 and PEP2022 units that were not vested as of September 30, 2023. The number of PEP units is based on estimated performance at target of 100% for PEP2023, multiplied by the September 29, 2023 common stock price of $83.04 per share. For PEP2022, the number of PEP units is based on the estimated performance of 150% for two thirds, or 66.7%, of the awards that are subject to performance vesting conditions (ROIC and Adjusted EPS

Growth) and on estimated performance at target of 100% for one third, or 33.3%, of the awards that are subject to a market condition (Relative TSR), multiplied by the September 29, 2023 common stock price of $83.04 per share.
(5)
This reflects the special performance stock option award granted on August 15, 2020 to Mr. Rudd in connection with his appointment to the position of CEO. The performance stock option is subject to both service and stock price vesting conditions, which must each be satisfied for the option to vest as to the underlying shares. The service vesting requirement is satisfied in five (5) equal installments on each anniversary of the grant date, subject to continued employment through the applicable vesting date except in connection with certain qualifying terminations. The performance vesting requirement is also satisfied in five (5) equal installments, upon our volume-weighted average price during a 20-day consecutive trading day period achieving each of the following stock price hurdles:

Target Stock Price	% Eligible to Vest	Status
Exercise Price plus 20% ($46.46)	20%	Vested as of August 15, 2021
Exercise Price plus 40% ($54.21)	20%	Vested as of August 15, 2022
Exercise Price plus 60% ($61.95)	20%	Vested as of August 15, 2023
Exercise Price plus 80% ($69.70)	20%	Performance achieved; will vest on August 15, 2024
Exercise Price plus 100% ($77.44)	20%	Performance achieved; will vest on August 15, 2025
The table below provides information on the vesting schedules associated with the outstanding long-term incentive equity awards listed above:
Award Type	Expiration Date	Vesting Schedule
Option	8/15/2027	The option vests over five (5) years subject to achievement of certain stock price performance goals.
RSU2023	—	The RSUs vest 100% on December 15, 2025*.
RSU2022	—	The RSUs vest 100% on December 15, 2024*.
RSU2021	—	The RSUs for Mr. Rudd and Ms. Poloni vested on August 15, 2023. The RSUs for all other NEO’s vested on December 15, 2023.
PEP2023	—	The PEPs will vest on December 15, 2025*.
PEP2022	—	The PEPs will vest on December 15, 2024*.
PEP2021	—	The PEPs vested on December 15, 2023.

*
The vesting of the RSU awards and PEP awards is subject to continued employment through the applicable vesting date (except in the case of certain qualifying terminations).

Option Exercises and Stock Vested for Fiscal Year 2023

The following table sets forth information about the value realized by the NEOs upon the exercise of stock options and for stock awards that vested during the fiscal year ended September 30, 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(1)
Troy Rudd	159,293	$7,285,218	141,967	$12,001,361
Gaurav Kapoor			20,904	$1,730,224
Lara Poloni			54,981	$4,641,843
David Gan			26,011	$2,152,930
Todd Battley			6,969	$576,824

(1)
The values in this column reflect amounts vested from the PEP2020 and RSU2020 awards granted on December 16, 2019. The value of the PEP2020 units is based on units earned at 200% performance and the December 16, 2022 common stock price of $82.77. The value of the RSU2020 units is based on the December 16, 2022 common stock price of $82.77. For Ms. Poloni and Mr. Rudd, the values in this column also reflect amounts vested from the RSU2021 awards granted on August 15, 2020 in connection with their promotions to President and CEO, respectively. The value of the RSU2021 units is based on the August 15, 2023 common stock price of $87.88.

Executive Nonqualified Deferred Compensation for Fiscal Year 2023

The following table sets forth information with respect to activity in the AECOM Executive Deferred Compensation Plan (“EDCP”) during the fiscal year ended September 30, 2023. The EDCP is a non-qualified plan that enables eligible employees to defer compensation in excess of amounts that may be contributed to the tax-qualified RSP. As with the RSP, participants are allowed to defer base salary into the EDCP. The EDCP also permits deferral of sign on bonuses and annual incentive bonuses. Up to 50% of base salary and 100% of any eligible bonus may be deferred into the EDCP. The EDCP offers a fixed rate of return, which is determined based on the September 30, 2022 Prime Rate.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)
Troy Rudd	$0	$0	$19,758	$0	$370,070

(1)
Earnings were calculated using the rate of 6.25% and, to the extent exceeding 120% of the Applicable Federal Rate, were included in the Nonqualified Deferred Compensation Earnings column of the “Summary Compensation Table”.

(2)
$27,048 of this amount was reported as an executive contribution or earnings above the Applicable Federal Rate in the “SUMMARY COMPENSATION TABLE” in prior year proxy statements. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than new deferrals of compensation.

Payments and Benefits Upon Termination or Change in Control

Payments and benefits that would be provided to each NEO in addition to those received by all employees (such as payout of accrued salary and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume a qualifying termination of employment effective as of the last day of our fiscal year ended September 30, 2023.
Agreements with NEOs
The Company has entered into a letter agreement with Mr. Rudd dated June 13, 2020 (the “Rudd Agreement”), pursuant to which he is eligible to participate in the Senior Leadership Severance Plan as described below, except that he is eligible to receive a severance multiple of two (2) times base salary (rather than one (1) times base salary). In addition, the Rudd Agreement provides that Mr. Rudd is eligible for the severance payments and benefits provided under the Change in Control Severance Policy for Key Executives, with the following modifications: (a) his lump sum cash severance benefit will equal two (2) times (rather than one (1) times) his annual base salary; and (b) his lump sum payment in respect of healthcare premiums will be multiplied by 24 (rather than 12).
On March 1, 2023, the Company entered into an employment agreement with Ms. Poloni (the “Poloni Agreement”). The employment is at-will and may be terminated at any time for any reason, with or without notice, by Ms. Poloni or the Company. The Poloni Agreement provides that Ms. Poloni is eligible for severance payments and benefits provided under the Change in Control Severance Policy for Key Executives and Senior Leadership Severance Plan.
In addition, the Company has an employment agreement with Mr. Battley dated January 1, 2021 (the “Battley Agreement”). In accordance with Australian law, the Battley Agreement provides for three (3) months’ notice of termination of employment by the Company, which the Company can elect to pay out in whole or in part in lieu of notice. The Company may terminate employment without notice or without payment in lieu of notice if the employee engages in conduct such as, but not limited, to serious misconduct, gross negligence, or breach of the agreement, each as determined by the Company.
Senior Leadership Severance Plan
In June 2020, the Compensation Committee approved the AECOM Senior Leadership Severance Plan (the “Severance Plan”). Each named executive officer currently employed by the Company is an eligible employee under the Severance Plan. The Severance Plan provides that, upon the termination of employment of an eligible employee by the Company other than for Cause (as defined in the Severance Plan) or due to death or disability (other than any such termination in connection with a change in control of the Company), in addition to the payment of accrued obligations, the eligible employee will receive the following compensation and benefits from the Company: (i) a lump sum payment equal to one (1) times the eligible employee’s base salary (except with respect to Troy Rudd, whose multiple is two (2) times base salary); (ii) a prorated target bonus for the fiscal year in which the termination occurred based on the number of days of service in the fiscal year; (iii) additional service vesting credit for purposes of outstanding equity awards based on the eligible employee’s years of service with the Company (12 months of credit for five to ten years of service and 24 months of credit for more than ten years of service); and (iv) a lump sum payment in respect of the monthly employer portion of healthcare premiums multiplied by 12 (except with respect to Mr. Rudd, for whom the monthly employer portion of the premiums is multiplied by 24). The receipt of the foregoing severance payments and benefits will be subject to the eligible employee’s execution of a separation and release agreement that contains customary restrictive covenants, including obligations with respect to confidentiality and restrictions on soliciting the Company’s employees and customers.
Change in Control Severance Policy for Key Executives
Pursuant to the AECOM Technology Corporation Change in Control Severance Policy for Key Executives (the “CIC Plan”), the NEOs in the table below will receive the following benefits from the Company in connection with a Change in Control (as defined in the CIC Plan):
•
Upon a Change in Control only (“single trigger”): (i) full vesting acceleration of equity awards only if the surviving entity does not continue or substitute such awards post-closing and (ii) deemed satisfaction of PEP Award targets based on actual performance through the change in control date and conversion of the earned PEPs to unvested RSUs that will continue to vest based on continued employment through the time based vesting period for the PEPs (generally through December 15 following the end of the PEP performance cycle).

•
Upon a termination without Cause (as defined in the CIC Plan) or with Good Reason (as defined in the CIC Plan) within the period that begins 90 days prior to a Change in Control and ends 24 months following a Change in Control (“double trigger”): (i) full vesting acceleration of all unvested PEP (but based on actual performance through the change in control date), stock option, RSU and other equity awards; (ii) a lump sum cash severance payment equal to a multiple (two times for our CEO and 1.5 times for other NEOs) of the sum of the NEO’s base salary and average bonus earned over the three years prior to the year of termination (but including only those years in which the NEO was employed as a Key Executive of the Company); (iii) a pro rata annual bonus payment, under the annual incentive compensation plan applicable to the executive, for the year in which the employment termination occurs, based upon the number of full months between the beginning of the applicable annual performance period and the executive’s last date of employment and the target level of performance and payable when bonuses are otherwise payable to the Company’s executives; and (iv) continued health coverage for a number of years equal to the severance multiple (i.e., two years for our CEO and 1.5 years for other NEOs).

The receipt of the foregoing severance payments and benefits will be subject to the eligible employee’s execution of a general waiver and release of claims in a form provided by the Company (except as otherwise required by applicable law with respect to eligible employees employed outside of the United States).
Long-Term Incentive Equity Award Agreements
Pursuant to the terms of each of the RSU and PEP awards (“Long-term Incentive” in the tables below) held by our NEOs, upon the date of a termination of the executive’s employment as a result of death or disability, all unvested RSU awards will vest in full and PEP awards will vest based on actual performance as of the termination date. Upon a termination of the executive’s employment as a result of retirement, a pro rata portion of the unvested RSU2021, RSU2022, PEP2021, and PEP2022 awards will vest. The proration will be calculated as a percentage where the denominator is the number of months in the vesting period or performance cycle of the relevant award and the numerator is the number of whole months from the beginning date of the vesting period or performance cycle through the date of the executive’s termination. PEP awards will pay out after the end of the performance period at the lesser of actual performance or 100%. For awards granted in fiscal year 2023, RSU2023 awards will forfeit upon retirement and PEP2023 awards will continue to vest with payout after the end of the performance period at actual performance.

Estimated Potential Payments

Name	Plan Name	Death	Disability	Voluntary Termination	Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause	Involuntary Termination Upon Change of Control(1)
Troy Rudd	Long term Incentive(2)	$23,714,659	$23,714,659	$0	$2,353,277	$0	$16,072,570	$23,714,659
	Severance Payment	$0	$0	$0	$0	$0	$4,143,750	$7,357,835
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$38,644	$38,644
Gaurav Kapoor	Long term Incentive(2)	$6,185,234	$6,185,234	$0	$0	$0	$2,254,702	$6,185,234
	Severance Payment	$0	$0	$0	$0	$0	$1,540,800	$3,111,164
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$19,493	$29,239
Lara Poloni	Long term Incentive(2)	$5,991,668	$5,991,668	$0	$0	$0	$3,907,364	$5,991,668
	Severance Payment	$0	$0	$0	$0	$0	$1,680,693	$3,652,271
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$33,966	$50,950
David Gan	Long term Incentive(2)	$4,482,499	$4,482,499	$0	$0	$0	$3,241,882	$4,482,499
	Severance Payment	$0	$0	$0	$0	$0	$1,173,000	$2,548,050
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$18,772	$28,158
Todd Battley(3)	Long term Incentive(2)	$2,594,419	$2,594,419	$0	$0	$0	$1,701,157	$2,594,419
	Severance Payment	$0	$0	$0	$0	$0	$974,800	$1,965,448
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$0	$0

(1)
Under the Change in Control Severance Policy in the event that any benefit payable constitutes a “parachute payment” within the meaning of Internal Revenue Code Section 280G and would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code, then payments shall be provided either in full or reduced to an amount in which no portion of the benefits would be subject to excise tax, whichever provides the greatest after-tax benefit to the executive. The amounts in the table represent the benefits without consideration of reduction to avoid excise tax and based on assumption of a double-trigger event.

(2)
All calculations in this row are based on the AECOM common stock closing price as of September 29, 2023, which was $83.04 per share.

(3)
In accordance with the Battley Agreement, Mr. Battley may also receive an additional payment of up to $121,850 in lieu of three months’ notice of termination.

CEO Pay Ratio
Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the “Regulation,” below we provide disclosure of the ratio of our CEO’s annual total compensation to that of our median compensated employee.
Total Compensation
CEO	$11,459,952
Median Employee	$72,712
Ratio	157.6
Global Employee Data Set
To derive our global employee data set, we employed the following methodology and assumptions:
•
Data Source:   We used our global human resource system of record to aggregate employee information from our various systems worldwide.

•
Determination Date:   Per the Regulation, registrants are allowed to identify a median employee every three years unless there has been a change in employee population or compensation arrangements that would significantly affect the pay ratio. For fiscal year 2023, we have used the same median employee as the prior fiscal year who was identified using September 17, 2022 as the determination date, which falls within the last three months of the prior fiscal year.

Consistently Applied Compensation Measure & Selection of Median Employee
To determine our median compensated employee, we used a Consistently Applied Compensation Measure (CACM). As our CACM, we used Annual Base Compensation, defined as base salary rate taking into account the employee’s full-time or part-time status and the employee’s scheduled hours of employment, plus any guaranteed 13th or 14th month period pay, as of the Determination Date. We exchanged non-U.S. compensation to U.S. dollars applying the same fixed annual exchange rate used in our filed periodic reports.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance
The following table sets forth information concerning the compensation actually paid to our CEO and to our other NEOs compared to Company performance for the years ended September 30, 2023, 2022, and 2021. The Compensation Committee did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Total for CEO(1)(2)	CAP to CEO(3)	Average Summary Compensation Table Total Pay for other NEOs(1)(2)	Average CAP to other NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income(5)	Adj. EPS(6)	Adj. EPS CAGR(7)
					AECOM TSR(4)	Peer Group TSR(4)
2023	$11,459,952	$19,077,083	$3,127,376	$4,442,441	$201	$141	$100,141	$3.71	21%
2022	$9,502,192	$14,790,471	$2,901,249	$3,716,795	$164	$122	$334,702	$3.40	28%
2021	$6,524,680	$20,557,469	$2,498,721	$4,486,501	$151	$144	$202,980	$2.81	34%

(1)
For 2023, 2022, and 2021 the CEO was Troy Rudd and the other NEOs were Gaurav Kapoor, Lara Poloni, David Gan, and Todd Battley.

(2)
The values reflected in this column reflect the “Total Compensation” set forth in the Summary Compensation Table (“SCT”) for fiscal years 2023, 2022, and 2021 on page 50 of this Proxy Statement. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)
“Total Compensation Actually Paid” (“CAP”) to our CEO and “Average Total CAP” to our other NEOs was computed as follows:

	CEO			Average Non-CEO NEOs
	2023	2022	2021	2023	2022	2021
SCT Total	$11,459,952	$9,502,192	$6,524,680	$3,127,376	$2,901,249	$2,498,721
Minus SCT Stock Awards	($8,306,165)	($6,278,345)	($3,125,010)	($1,685,576)	($1,521,331)	($1,050,734)
Plus Year-End Fair Value of Unvested Equity Awards Granted in Year	$7,435,208	$5,705,027	$4,233,148	$1,508,831	$1,382,408	$1,412,978
Plus Change in Value of Unvested Equity Awards Granted in Prior Years	$5,224,777	$3,762,823	$11,720,698	$1,043,713	$688,460	$1,572,809
Plus Change in Value of Vested Equity Awards Granted in Prior Years	$3,149,553	$1,954,757	$1,203,953	$414,680	$231,571	$52,727
Plus Change in Value of Dividend Equivalent Units Accumulated on Unvested Equity Awards	$113,758	$144,017	$0	$33,417	$34,438	$0
Total CAP	$19,077,083	$14,790,471	$20,557,469	$4,442,441	$3,716,795	$4,486,501

(4)
Reflects the cumulative total stockholder return of the Company and the peer group, represented by the S&P 400 MidCap index, respectively, for the year ended September 30, 2021, the two-years ended September 30, 2022, and the three years ended September 30, 2023, assuming a $100 investment at the closing price on September 30, 2020 and the reinvestment of all dividends.

(5)
Amounts in thousands.

(6)
See Annex A to this Proxy Statement for our definition of Adjusted EPS and a reconciliation of this non-GAAP financial measure.

(7)
Represents the compound annual growth rate for each respective fiscal year since fiscal 2020. The information provided is supplemental to the information required under Item 402(v) and is included to demonstrate compounding earnings growth consistent with the Company’s strategy to maximize shareholder value. See Annex A for a reconciliation of non-GAAP measures.

The following is provided to describe the relationship between CAP and Net Income and Adjusted EPS as well as the relationship between the Company’s TSR and the TSR for the index, in each case over the years covered in the table above. All values other than EPS and TSR are in thousands.

Compensation Actually Paid versus TSR
Compensation Actually Paid versus Net Income
Compensation Actually Paid versus Adjusted EPS

Strong Relationship Between CAP and Certain Performance Measures
•
The Company’s CAP is well aligned with performance on key financial measures, including strong TSR that outperformed market indices and a 21% Adjusted EPS compounded growth rate, which reflects the Company’s focus on shareholder value creation. Despite this strong performance, as compared to fiscal 2021, CEO and non-CEO CAP declined by 7% and 1% respectively in fiscal 2023.

•
Additionally, performance on other key metrics that drive long-term value creation, including free cash flow, adjusted EBITDA and segment adjusted operating margin, also increased meaningfully over this period.

•
GAAP Net Income is influenced by a number of factors and can include items that are one-time in nature and is not exclusively used by investors to determine the long-term earnings power of the Company. As such, CAP and GAAP Net Income do not move in line with one another.

In the Company’s assessment, the following represents the most important financial performance measures used by the Company to link compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to Company performance:
Significant Financial Performance Measures
Adjusted EPS Growth
Adjusted EBITDA
Free Cash Flow
NSR Segment Adjusted Operating Margin %
Relative TSR
ROIC
The disclosure included in this “Pay Versus Performance” section is not incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for the year ended September 30, 2023.

Directors’ Compensation
The following table sets forth information with respect to the compensation that certain members of the AECOM Board received in fiscal year 2023. Mr. Rudd did not receive separate compensation for Board member activities.
All non-employee directors are paid a cash retainer of $100,000 per year. In addition, these non-employee directors receive the following cash retainers for their service on the Board:
•
Chairman of the Board — Annual retainer of $150,000

•
Chair of the Audit Committee — Annual retainer of $25,000

•
Chair of the Compensation Committee — Annual retainer of $25,000

•
Chair of the Other Committees — Annual retainer of $20,000

•
Members of the Audit Committee — Annual retainer of $12,000

•
Members of the Other Committees — Annual retainer of $9,500

•
Board/Committee Meeting Fees — $1,500 or $1,000 for each meeting attended in-person or by telephone, respectively, is paid when the number of meetings during the year has exceeded five (5) for the Board or each Committee

Each non-employee director also receives a $1,000 fee per day, plus reimbursement for travel for attendance at other qualifying Board-related functions in his or her capacity as a director.
Each non-employee director receives an annual equity award with a value of $167,500 (except the Chairperson of the Board who receives $190,000) comprised of time-vested RSUs. We have reviewed this policy and made market-based adjustments to the equity component of directors’ compensation going forward. Each nonemployee director who joins our Board receives an annual equity award prorated for the number of quarters he or she serves. Exequity provided an annual report indicating our compensation for directors is consistent with market practice.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(6)	All Other Compensation ($)(3)	Total($)
Bradley W. Buss	$135,500	$167,544	$1,447	$304,491
Robert G. Card(4)	$56,000	$0	$1,913	$57,913
Diane C. Creel(4)	$60,750	$0	$2,009	$62,759
Lydia H. Kennard	$100,000	$167,544	$11,447	$278,991
Kristy Pipes	$125,000	$247,537	$386	$372,923
Clarence T. Schmitz(5)	$33,625	$0	$0	$33,625
Douglas W. Stotlar	$271,500	$190,057	$11,447	$473,004
Daniel R. Tishman	$129,750	$167,544	$1,447	$298,741
Sander van ’t Noordende	$114,250	$167,544	$1,447	$283,241
General Janet C. Wolfenbarger	$115,500	$167,544	$10,447	$293,491

(1)
These amounts include annual retainer fees and any Board and committee meeting fees earned in fiscal year 2023.

(2)
Ms. Pipes received an RSU award on October 1, 2022 in connection with her appointment to the Board of Directors that vested on March 1, 2023 and was settled in shares of AECOM stock. For all directors, the RSUs granted on March 31, 2023 will become 100% vested on the earlier of the first anniversary of the grant date or the date of the Company’s 2024 Annual Meeting, and will be settled in shares of AECOM stock.

(3)
The amounts include cash dividend payments for all non-employee directors, Company matching contributions to charitable organizations for Mss. Kennard and Wolfenbarger and Mr. Stotlar, and retirement gifts for Mr. Card and Ms. Creel.

(4)
In November 2022, Ms. Creel and Mr. Card notified us separately of their decision not to stand for re-election at the 2023 Annual Meeting. Ms. Creel and Mr. Card continued to serve as directors until the expiration of their terms at the 2023 Annual Meeting.

(5)
Mr. Schmitz passed away in October 2022.

(6)
As of September 30, 2023, the non-employee directors during fiscal year 2023 had the following number of unvested RSUs outstanding as of such date:

Director	Unvested RSUs
Bradley W. Buss	1,987
Robert G. Card(1)	0
Diane C. Creel(1)	0
Lydia H. Kennard	1,987
Kristy Pipes	1,987
Douglas W. Stotlar	2,254
Daniel R. Tishman	1,987
Sander van ’t Noordende	1,987
General Janet C. Wolfenbarger	1,987

(1)
In November 2022, Ms. Creel and Mr. Card notified us separately of their decision not to stand for re-election at the 2023 Annual Meeting. Ms. Creel and Mr. Card continued to serve as directors until the expiration of their terms at the 2023 Annual Meeting.

Compensation Committee Interlocks
and Insider Participation
The members of the Compensation Committee of our Board in fiscal year 2023 were Daniel R. Tishman (Chair), Bradley W. Buss, Douglas W. Stotlar and Sander van ’t Noordende. Messrs. Tishman and van ’t Noordende have certain relationships requiring disclosure under Item 404(a) of Regulation S-K as described under the heading “Corporate Governance — Certain Relationships and Related Transactions” in this proxy statement. None of the other current or former members of the Compensation Committee of our Board during fiscal year 2023 were or currently are a current or former officer or employee of the Company, or have had any relationships requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of the Company serves or served during fiscal year 2023 as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Compensation Committee.

Report of the Audit Committee of the
Board of Directors
The Audit Committee is comprised of non-employee directors, all of whom are “independent” under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board. A copy of the current Audit Committee Charter is available for viewing on the “Corporate Governance” area of the “Investors” section of our website at www.aecom.com.
Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company’s independent registered public accounting firm.
As part of the oversight process, the Audit Committee met four times during fiscal year 2023. Throughout the year, the Audit Committee met with the Company’s independent registered public accounting firm, management and internal auditors, both together and separately in closed sessions, to review accounting, auditing, internal controls and financial reporting matters. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:
•
reviewed and evaluated the performance and quality of Ernst & Young LLP, the Company’s independent registered public accounting firm, and its lead audit partner in its determination to recommend the retention of Ernst & Young LLP, including by assessing the performance of Ernst & Young LLP from within the Audit Committee and from the perspective of senior management and the internal auditor;

•
considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the registered public accounting firm’s independence;

•
reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended September 30, 2023 and unaudited consolidated financial statements for the quarters ended December 31, 2022, March 31, 2023, and June 30, 2023;

•
reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;

•
discussed with Ernst & Young LLP the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, as modified or supplemented and the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•
received the written disclosures and letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communication with the Audit Committee concerning independence, and discussed with Ernst & Young LLP its independence;

•
monitored the reporting system implemented to provide an anonymous complaint reporting procedure;

•
reviewed the scope of and overall plans for the annual audit and the internal audit program;

•
reviewed new accounting standards applicable to the Company with the Company’s Chief Financial Officer, internal audit department and Ernst & Young LLP;

•
consulted with management and Ernst & Young LLP with respect to the Company’s processes for risk assessment and risk mitigation;

•
reviewed the implementation and effectiveness of the Company’s ethics and compliance program, including processes for monitoring compliance with the law, Company policies and the Code of Business Conduct and Ethics.

The Audit Committee also met with representatives of management, the internal auditors, legal counsel and Ernst & Young LLP on a regular basis throughout the year to discuss the progress of management’s testing and evaluation of the Company’s system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related U.S. Securities and Exchange Commission regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on the Company’s internal control over financial reporting. These assessments and reports are as of September 30, 2023. The Audit Committee reviewed and discussed the results of management’s assessment and Ernst & Young LLP’s attestation.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, for filing with the U.S. Securities and Exchange Commission. The Audit Committee also approved the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2024 and recommended that the Board submit this appointment to the Company’s stockholders for ratification at the 2024 Annual Meeting.
Respectfully submitted,
Kristy Pipes, Chair Bradley W. Buss Derek J. Kerr Douglas W. Stotlar Gen. Janet C. Wolfenbarger

Audit Fees

Independent Registered Public Accounting Firm and Fees

The following table summarizes the fees for professional audit services provided by Ernst & Young LLP for the audit of the Company’s annual consolidated financial statements for the fiscal years ended September 30, 2023, and September 30, 2022, as well as fees billed for all other services provided by Ernst & Young LLP during those same periods:
(in millions)	2022	2023
Audit Fees	$8.1	$8.3
Audit Related Fees	0.4	0.4
Tax Fees	1.9	1.1
Total	$10.4	$9.8
Audit Fees.   The fees identified under this caption were for professional services rendered by Ernst & Young LLP for fiscal years 2023 and 2022 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.
Audit-Related Fees.   The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption “Audit Fees.” This category may include fees related to the performance of audits and attestation services not required by statute or regulations, due diligence activities related to acquisitions, contractor’s license compliance procedures and accounting consultations about the application of generally accepted accounting principles to proposed transactions.
Tax Fees.   The fees identified under this caption were for tax compliance of $0.6 million, tax planning, tax advice and corporate tax services. Corporate tax services may encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters, assistance with foreign income and withholding tax matters, assistance with sales tax, value added tax and equivalent tax-related matters in local jurisdictions, preparation of reports to comply with local tax authority transfer pricing documentation requirements and assistance with tax audits.
Approval Policy.   Except for requests for preapproval made between Audit Committee meetings, the Company’s Audit Committee approves in advance all services provided by our independent registered public accounting firm. The Chair of our Audit Committee approves in advance all services requested between Audit Committee meetings. All such interim approvals are reported to and approved by the full Audit Committee at the next meeting. All engagements of our independent registered public accounting firm in fiscal years 2023 and 2022 were pre-approved by the Audit Committee or Chair of the Audit Committee in accordance with this policy.

Security Ownership of Certain
Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of January 19, 2024, by:
•
Each person or group of affiliated persons who we know beneficially owns more than 5% of our common stock;

•
Each of our directors and nominees;

•
Each of our NEOs; and

•
All of our directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table includes the number of shares underlying options and warrants that are exercisable within, and the number of shares of restricted stock units that settle within 60 days from January 19, 2024.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent (%) of Class(2)
PRIMECAP Management Company(3) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	17,589,671	12.93%
Blackrock, Inc.(4) 55 East 52nd Street New York, NY 10055	14,321,831	10.53%
The Vanguard Group(5) 100 Vanguard Boulevard Malvern, PA 19355	13,349,600	9.81%
Bradley W. Buss(6)	23,047	*
Lydia H. Kennard(6)	17,882	*
Derek J. Kerr(6)	642	*
Kristy Pipes(6)	3,157	*
Douglas W. Stotlar(6)	39,818	*
Daniel R. Tishman(6)(9)	46,497	*
Sander van ‘t Noordende(6)	9,212	*
General Janet C. Wolfenbarger(6)	33,356	*
Troy Rudd(7)	219,264	*
Gaurav Kapoor	61,057	*
Lara Poloni	76,715	*
David Gan(8)	41,526	*
Todd Battley	31,138	*
All directors and executive officers as a group (12 persons)(10)	572,173	*

*
Indicates less than one percent.

(1)
Unless otherwise indicated, the address of each person in this table is c/o AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary.

(2)
Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof and the number of shares of restricted stock units that settle within 60 days of January 19, 2024, are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are outstanding.

(3)
Based solely on the information set forth in a Schedule 13G/A filed by PRIMECAP Management Company with the SEC on February 9, 2023. Based on such filing, PRIMECAP Management has sole power to vote or to direct the vote with respect to 16,538,795 shares, sole power to dispose or to direct the disposition of 17,589,671 shares.

(4)
Based solely on the information set forth in a Schedule 13G/A filed by Blackrock Inc. with the SEC on February 8, 2023. Based on such filing, Blackrock Inc. has sole power to vote or to direct the vote with respect to 13,442,704 shares and sole power to dispose or to direct the disposition of 14,321,831 shares.

(5)
Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023. Based on such filing, The Vanguard Group has shared power to vote or to direct the vote with respect to 46,333 shares, sole power to dispose or to direct the disposition of 13,183,912 shares, and shared power to dispose or to direct the disposition of 165,688 shares.

(6)
For Mr. Kerr, common stock includes 642 shares that will be acquired as settlement of restricted stock units prior to March 31, 2024. For Mr. Stotlar, common stock includes 2,254 shares that will be acquired as settlement of restricted stock units prior to March 31, 2024. For all other directors, common stock includes 1,987 shares that will be acquired as settlement of restricted stock units prior to March 31, 2024.

(7)
Common stock includes 1,276 shares held in the Company’s RSP.

(8)
Common stock includes 461 shares held in the Company’s RSP.

(9)
Common stock includes 351 shares held in the Company’s RSP.

(10)
Excludes Mr. Battley who was no longer an executive officer as of January 19, 2024.

Delinquent Section 16(a) Reports
Our executive officers, directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on a review of such reports and written representations from the reporting persons, the Company believes that all of these reports were timely filed during and with respect to fiscal year 2023, except that an amendment to Form 3 for Ms. Kennard was filed to disclose additional shares held in a trust that were not previously reported due to an administrative oversight.

Other Information

Stockholders Sharing the Same Address

Stockholders who have more than one account holding AECOM stock but who share the same address may request to receive only a single set of annual meeting materials. Such requests should be submitted in writing to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary; online through the Information Request page in the “Investors” section of our website: www.aecom.com; or by calling Investor Relations at (212) 973-2982, and we will promptly make the changes that you have requested. Stockholders who choose to receive only one copy of the annual meeting materials will continue to have access to and utilize separate proxy voting instructions.
If you want to receive a paper proxy or voting instruction form, or other proxy materials for purposes of the 2024 Annual Meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

Printed copies of our most recent Annual Report on Form 10-K (including our financial statements) are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary; or soft copies may be obtained from the Investor section of www.aecom.com.

Stockholder Proposals

2025 Annual Meeting Proposals:
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address first set forth on the first page of this Proxy Statement no later than October 1, 2024. Any proposal should be addressed to our Corporate Secretary and may be included in next year’s proxy materials only if such proposal complies with our Bylaws and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.
In addition, the Company’s Bylaws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice not later than December 19, 2024, and no earlier than November 19, 2024, for matters to be presented at the 2025 Annual Meeting of Stockholders. However, in the event that the date of the 2025 Annual Meeting of Stockholders is held before February 17, 2025, or after April 18, 2025, for notice by the stockholder to be timely it must be received no more than 120 days prior to the date of the 2025 Annual Meeting of Stockholders and not less than the later of the close of business (a) 90 days prior to the date of the 2025 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company. If timely notice is not received by the Company, then the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.
Pursuant to the proxy access provisions in the Company’s Bylaws, a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of the Company’s outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the Company’s Bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders, the Corporate Secretary must receive proper written notice of the nomination no later than the close of business on October 1, 2024, and no earlier than September 1, 2024, and the nomination must otherwise comply with our Bylaws. However, in the event that the date of the 2025 Annual Meeting of Stockholders is held before February 17, 2025, or after April 18, 2025, for notice by the stockholder(s) to be timely it must be received no more than 150 days prior to the date of the 2025 Annual Meeting of Stockholders and not less than the later of the close of business (a) 120 days prior to the date of the 2025 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company.
In addition to satisfying the foregoing requirements under the company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 18, 2025.
We intend to file the Proxy Statement and a white proxy card with the Securities and Exchange Commission in connection with our solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain the Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the Securities and Exchange Commission without charge from the Securities and Exchange Commission’s website at: www.sec.gov.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, information that should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 15, 2023, is incorporated by reference herein. Printed copies of our most recent Annual Report on Form 10-K and other reports incorporated herein by reference are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 13355 Noel Road, Suite 400, Dallas, Texas 75240, Attention: Corporate Secretary; or requesting online through the Information Request page in the “Investors” section of our website: www.aecom.com. Such materials will be provided by first class mail or other equally prompt means. Based on Securities and Exchange Commission regulations, the reports of the Compensation Committee and Audit Committee, included above, are not “soliciting material” and are not incorporated by reference into any other filings that we make with the Securities and Exchange Commission, notwithstanding anything to the contrary set forth in those filings. This Proxy Statement is sent to you as part of the proxy materials for the 2024 Annual Meeting. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Other Matters

Our Board knows of no other matters that will be presented for consideration at the 2024 Annual Meeting. If any other matters are properly brought before the 2024 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone, or by delivering to us or your broker a signed and dated proxy card.
By order of the Board of Directors,
Manav Kumar
Corporate Secretary
Dallas, Texas
January 29, 2024

Annex A

Reconciliation of Non-GAAP Items

Our proxy contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as NSR segment operating margin, adjusted EBITDA, adjusted EPS, free cash flow and net leverage, provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present NSR to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present NSR segment operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital and G&A. We also use constant-currency, which is calculated by conforming the current period results to the comparable period exchange rates, and net leverage, which is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Reconciliation of NSR Segment Operating Margin Calculation
	Twelve Months Ended Sept 30 2022	Twelve Months Ended Sept 30 2023
Revenue, Americas Segment	$9,939.3	$10,975.7
Revenue, International Segment	3,206.7	3,402.1
Less: pass-through revenues, Americas Segment	(6,228.2)	(7,056.8)
Less: pass-through revenues, International Segment	(609.0)	(619.0)
NSR (Revenue, net of pass-through revenues)	$6,308.8	$6,702.0
Income from Operations, Americas Segment	$653.8	$714.6
Income from Operations, International Segment	221.2	254.7
Amortization of intangible assets	18.8	18.5
Adjusted income from segment operations	$893.8	$987.8
NSR Segment Operating Margin	14.2%	14.7%
Reconciliation of Adjusted EBITDA
	Twelve Months Ended Sept 30 2022	Twelve Months Ended Sept 30 2023
Net income attributable to AECOM from continuing operations	$389.1	$114.1
Income tax expense	136.1	56.1
Depreciation and amortization	170.2	175.1
Interest income	(8.2)	(40.3)
Interest expense	110.3	159.4
Amortized bank fees included in interest expense	(4.8)	(4.8)
Noncore AECOM Capital (income) loss, net of NCI	(13.9)	315.8
Restructuring costs*	107.6	188.5
Adjusted EBITDA	$886.4	$963.9

*
Includes Russia-related exit costs in fiscal 2022.

A-1

Reconciliation of Adjusted EPS
	Twelve Months Ended Sept 30 2020	Twelve Months Ended Sept 30 2021	Twelve Months Ended Sept 30 2022	Twelve Months Ended Sept 30 2023
Net income attributable to AECOM from continuing operations, per diluted share	$1.06	$1.97	$2.73	$0.81
Per diluted share adjustments:
Noncore operating losses & transaction related expenses	0.03	—	—	—
Noncore AECOM Capital (income) loss, net of NCI	(0.08)	(0.02)	(0.10)	2.26
Accelerated depreciation of project management tool	0.18	—	—	—
Restructuring costs*	1.17	0.33	0.75	1.34
Amortization of intangible assets	0.15	0.15	0.13	0.13
Prepayment premium on debt	0.10	0.79	—	—
Financing charges in interest expense	0.04	0.08	0.03	0.03
Tax effect of the above adjustments	(0.41)	(0.34)	(0.14)	(1.01)
Valuation allowances and other tax only items	(0.15)	(0.15)	—	0.15
Adjusted net income attributable to AECOM from continuing operations, per diluted share	$2.09	$2.81	$3.40	$3.71

*
Includes Russia-related exit costs in fiscal 2022.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
	Twelve Months Ended Sept 30 2022	Twelve Months Ended Sept 30 2023
Net cash provided by operating activities	$713.7	$696.0
Capital expenditures, net	(128.1)	(105.3)
Free cash flow	$585.6	$590.7

A-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/ACM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ACM Annual Meeting Proxy / Voting Instruction Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain +01 - Bradley W. Buss 02 - Lydia H. Kennard 03 - Derek J. Kerr 06 04 - Kristy Pipes 05 - Troy Rudd - Douglas W. Stotlar 08 - Sander 09 - General Janet C. 07 - Daniel R. Tishman van ‘t Noordende Wolfenbarger 2. Ratify the selection of Ernst & Young LLP as the Company’s For Against Abstain 3. Advisory vote to approve the Company’s executive compensation. For Against Abstain independent registered public accounting firm for Fiscal Year 2024. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 9 2 A M + 03X61B

2024 Annual Meeting of AECOM Stockholders The 2024 Annual Meeting of Stockholders of AECOM will be held on Tuesday, March 19, 2024 at 1:00 pm CT, virtually at www.meetnow.global/M776YJP. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ACM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Revocable Proxy — AECOM +ANNUAL MEETING OF STOCKHOLDERS – MARCH 19, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David Gan and Manav Kumar as proxies for the undersigned with full power of substitution to act and vote, as directed, all shares of common stock of AECOM held of record by the undersigned at the close of business on January 19, 2024, at the Annual Meeting of Stockholders to be held virtually on March 19, 2024 at 1:00 P.M. Central Time. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary, by executing and delivering to the Corporate Secretary a duly executed proxy bearing a later date or by attending the Annual Meeting of Stockholders and voting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement, Form 10-K for Fiscal Year 2023, and Annual Report to Stockholders are available online at www.envisionreports.com/ACM. C Non-Voting Items Change of Address — Please print new address below. +